                                                                EXHIBIT 4.1

================================================================================


                                   INDENTURE


                            Dated as of July 30, 1997


                                     Between


                        DIGITAL TELEVISION SERVICES, LLC


                                       and


                         DTS CAPITAL, INC., as Issuers,


                                       and


                 THE GUARANTORS SIGNATORY HERETO, as Guarantors


                                       and


                        THE BANK OF NEW YORK, as Trustee

                               ------------------

                                  $155,000,000


              12 1/2% Senior Subordinated Notes due 2007, Series A 12 1/2% Senior Subordinated Notes due 2007, Series B


================================================================================

                  INDENTURE dated as of July 30, 1997, between Digital Television Services, LLC, a Delaware limited liability company (the "Company"), and DTS Capital, Inc., a Delaware corporation ("Capital") (each an "Issuer" and collectively, the "Issuers"), each of the Guarantors (as defined herein) and The Bank of New York, a New York banking corporation, as trustee.

                  Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the
Securities:


                                   ARTICLE I.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions.

                  "Accredited Investor Global Security" see Section 2.01.

                  "Acquired Indebtedness" means Indebtedness of a Person (a) assumed in connection with an Acquisition from such Person or (b) existing at the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or any Restricted Subsidiary.

                  "Acquired Person" means, with respect to any specified Person, any other Person that merges with or into or becomes a Subsidiary of such specified Person.

                  "Acquisition" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary to any other Person, or any acquisition or purchase of Equity Interests of any other Person by the Company or any Restricted Subsidiary, in either case pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated or merged with or into the Company or any Restricted Subsidiary or (ii) any acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside of the ordinary course of business.

                  "Additional Interest" has the meaning provided in Section 4(a) of the Registration Rights Agreement.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that (i) beneficial ownership of 10.0% or more of the voting power of the then outstanding voting securities of a Person shall be deemed to be control; and
(ii) no individual, other than a manager or director of the Company or an officer of the Company with a policy making function, shall be deemed an Affiliate of the Company or any of the Company's Subsidiaries, solely by reason of such individual's employment, position or responsibilities by or with respect to the Company or any of the Company's Subsidiaries.

                  "Affiliate Transaction" see Section 4.03.

                  "Agent" means any Registrar, Paying Agent or co-Registrar.

                  "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease (that has the effect of a disposition) or other disposition (including, without limitation, any merger, consolidation or sale-leaseback transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary, in one transaction or a series of related transactions, of (i) any Equity Interest of any Restricted Subsidiary; (ii) any material license, franchise or other authorization of the Company or any Restricted Subsidiary;
(iii) any assets of the Company or any Restricted Subsidiary that constitute substantially all of an operating unit or line of business of the Company or any Restricted Subsidiary; or (iv) any other property or asset of the Company or any Restricted Subsidiary outside of the ordinary course of business (including the receipt of proceeds paid on account of the loss of or damage to any property or asset and awards of compensation for any asset taken by condemnation, eminent domain or similar proceedings). The term "Asset Sale" shall not include (a) any transaction consummated in compliance with Section 5.01 and the creation of any Lien not prohibited by Section 4.18; provided, however, that any transaction consummated in compliance with Section 5.01 involving a sale, conveyance, assignment, transfer, lease or other disposal of less than all of the properties or assets of the Company and the Restricted Subsidiaries shall be deemed to be an Asset Sale with respect to the properties or assets of the Company and Restricted Subsidiaries that are not so sold, conveyed, assigned, transferred, leased or otherwise disposed of in such transaction; (b) sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be; (c) any transaction consummated in compliance with Section 4.06; and (d) sales of accounts receivable for cash at fair market value. In addition, solely for purposes of Section 4.05, any sale, conveyance, transfer, lease or other disposition of any property or asset, whether in one transaction or a series of related transactions, involving assets with a Fair Market Value not in excess of $500,000, and not in the aggregate, together with all other such sales, conveyances, transfers, leases or dispositions after the Issue Date, exceeding $2.0 million shall be deemed not to be an Asset Sale.

                  "Bankruptcy Law" see Section 6.01.

                  "Board of Directors" means (i) in the case of a Person that is a corporation, the board of directors of such Person and (ii) in the case of any other Person, the board of directors, board of managers, management committee or similar governing body of such Person (or in the case of a limited partnership, of such Person's general partner, or in the case of a limited liability company, of such Person's manager), or any authorized committee thereof responsible for the management of the business and affairs of such Person.

                  "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

                  "Business Day" means a day (other than a Saturday or Sunday) on which the Depository and banks in New York are open for business.

                  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

                  "Cash Equivalents" means: (a) U.S. dollars; (b) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition; (c) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
(b) and (c) entered into with any financial institution meeting the qualifications specified in clause (c) above; and (e) commercial paper rated P-1, A-1 or the equivalent thereof by Moody's Investors Service, Inc. or Standard & Poor's, respectively, and in each case maturing within six months after the date of acquisition.

                  "Change of Control" shall mean the occurrence of any of the following events (whether or not approved by the Board of Directors of the Company): (a) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), excluding Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time upon the happening of an event or otherwise), directly or indirectly, of more than 45% of the total voting power of the then outstanding Equity Interests of the Company; (b) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new members of the Board of Directors whose election by the Board of Directors of the Company or whose nomination for election by the members or stockholders of the Company was approved by a vote of at least a majority of the members of the Board of Directors then still in office who were either such members at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than by action of the Permitted Holders) to constitute a majority of the Board of Directors of the Company then in office; or (c) the liquidation or dissolution of the Company; provided, however, that a Corporate Conversion shall not be a Change of Control except that, in such case, the surviving corporation in such Corporate Conversion shall be substituted for the

Company for purposes of clauses (a) and (b) of this paragraph; provided further, that a Change of Control will be deemed not to occur pursuant to clauses (a) or
(b) above if either (x) the acquiring "person" is a corporation engaged in the telecommunications business with outstanding senior, unsecured corporate debt securities having a maturity at original issuance of at least one year and such debt securities are rated Investment Grade (without giving effect to any third-party credit support or enhancement) by Standard & Poor's or Moody's Investors Service, Inc. for a period of at least 90 consecutive days, beginning on the date of such event (which period will be extended up to 90 additional days for as long as the rating of such debt securities is under publicly announced consideration for possible downgrading by the applicable rating agency), or (y) in the event that the acquiring "person" is a corporation that either (1) does not have any outstanding senior, unsecured corporate debt securities that are rated by Standard & Poor's or Moody's Investors Service, Inc. at any time during a period of 90 consecutive days beginning on the date of such event (which period will be extended up to an additional 90 days for as long as any such rating agency has publicly announced that such debt securities will be rated), or (2) after the date of such event but during such 90 day period, has outstanding senior, unsecured corporate debt securities having a maturity at original issuance of at least one year that have been rated Investment Grade (without giving effect to any third-party credit support or enhancement) by Standard & Poor's or Moody's Investors Service, Inc. which rating continues in effect for the remainder of the period specified in clause
(x) above, the Securities shall be rated Investment Grade immediately upon such Change of Control.

                  "Change of Control Date" see Section 4.14.

                  "Collateral" has the meaning provided in Section 2 of the Security Agreement.

                  "Collateral Documents" means the Interest Escrow Agreement and the Security Agreement.

                  "Communications Act" means the Communications Act of 1934, as amended.

                  "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor.

                  "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President, a Vice President or its Treasurer, and by an Assistant Treasurer, its Secretary or an Assistant Secretary, or, at any time when the Company is a limited liability company, by the Company's manager through an individual serving in such capacity with the Company's manager, and delivered to the Trustee.

                  "Consolidated Income Tax Expense" means, with respect to the Company for any period, the provision for federal, state, local and foreign income taxes payable by the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Interest Expense" means, with respect to the Company for any period, without duplication, the sum of (i) the interest expense of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount; (b) the net cost under Interest Rate Protection Obligations (including any amortization of discounts); (c) the interest portion of any deferred payment obligation; (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; and (e) all capitalized interest and all accrued interest; (ii) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; and (iii) dividends and distributions in respect of Disqualified Equity Interests actually paid in cash by the Company during such period as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Income" means, with respect to any period, the net income of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (a) all extraordinary gains or losses and all gains and losses from the sales or other dispositions of assets out of the ordinary course of business (net of taxes, fees and expenses relating to the transaction giving rise thereto) for such period; (b) that portion of such net income derived from or in respect of investments in Persons other than Restricted Subsidiaries, except to the extent actually received in cash by the Company or any Restricted Subsidiary (subject, in the case of any Restricted Subsidiary, to the provisions of clause
(e) of this definition); (c) the portion of such net income (or loss) allocable to minority interests in any Person (other than a Restricted Subsidiary) for such period, except to the extent actually received in cash by the Company or any Restricted Subsidiary (subject, in the case of any Restricted Subsidiary, to the provisions of clause (e) of this definition); (d) net income (or loss) of any other Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination; and (e) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time (regardless of any waiver) permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its Equity Interest holders.

                  "Consolidated Net Worth" with respect to any Person means the equity of the holders of Qualified Equity Interests of such Person and its Restricted Subsidiaries, as reflected on a balance sheet of such Person determined on a consolidated basis and in accordance with GAAP.

                  "Consolidated Operating Cash Flow" means, with respect to any period, Consolidated Net Income for such period increased (without duplication) by the sum of (a) Consolidated Income Tax Expense for such period to the extent deducted in determining Consolidated Net Income for such period; (b) Consolidated Interest Expense for such period to the extent deducted in determining Consolidated Net Income for such period; (c) all dividends on Preferred Equity Interests to the extent not taken into account for computing Consolidated

Net Income for that period; and (d) depreciation, amortization and any other non cash items for such period to the extent deducted in determining Consolidated Net Income for such period (other than any non cash item that requires the accrual of, or a reserve for, cash charges for any future period) of the Company and the Restricted Subsidiaries, including, without limitation, amortization of capitalized debt issuance costs for such period, all of the foregoing determined on a consolidated basis in accordance with GAAP minus non cash items to the extent they increase Consolidated Net Income (including the partial or entire reversal of reserves taken in prior periods) for such period.

                  "Corporate Conversion" shall mean the conversion of the Company to a corporation, whether pursuant to a merger, consolidation, conversion by filing, assignment of assets, or similar transaction or series of transactions, in each case resulting in a corporation substantially all of the assets of which consist of substantially all of the assets that were held directly or indirectly by the Company immediately prior to such transaction and substantially all of the capital stock of which corporation is held by Persons who were members of the Company immediately prior to such transaction or Permitted Transferees of such Persons in substantially the same proportions.

                  "Corporate Trust Office" of the Trustee shall be at the address of the Trustee specified in Section 13.02 or such other address as the Trustee may give notice to the Company.

                  "Credit Facility" means the Amended and Restated Credit Agreement, dated as of July 30, 1997, between Digital Television Services, LLC, the lenders named therein, CIBC Wood Gundy Securities Corp., as Arranger, Morgan Guaranty Trust Company of New York, as Syndication Agent, Fleet National Bank, as Documentation Agent and Canadian Imperial Bank of Commerce, as Administrative Agent, including any deferrals, renewals, waivers, extensions, replacements, refinancings or refundings thereof, or amendments, modifications or supplements thereto and any agreement providing therefor, whether by or with the same or any other lender, creditor, group of lenders or group of creditors, and including related notes, guaranties, security agreements, pledge agreements, mortgages, other collateral documents (including all Loan Documents (as defined in the Credit Facility)) and note agreements and other instruments and agreements executed in connection therewith.

                  "Cumulative Operating Cash Flow" means, as at any date of determination, the positive cumulative Consolidated Operating Cash Flow realized during the period commencing on the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of determination for which consolidated financial information of the Company is available or, if such cumulative Consolidated Operating Cash Flow for such period is negative, the negative amount by which cumulative Consolidated Operating Cash Flow is less than zero.

                  "Custodian" see Section 6.01.

                  "DBS" means direct broadcast satellite.

                  "Debt to Operating Cash Flow Ratio" means the ratio of (a) an amount equal to the Total Consolidated Indebtedness as of the date of calculation (the "Determination Date") minus the amount of funds on deposit in the Interest Escrow Account as of the Determination Date to (b) four times the Consolidated Operating Cash Flow for the latest fiscal quarter for which financial information is available immediately preceding such Determination Date (the "Measurement Period"). For purposes of calculating Consolidated Operating Cash Flow for the Measurement Period immediately prior to the relevant Determination Date, (I) any Person that is a Restricted Subsidiary on the Determination Date (or would become a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated Operating Cash Flow) will be deemed to have been a Restricted Subsidiary at all times during such Measurement Period, (II) any Person that is not a Restricted Subsidiary on such Determination Date (or would cease to be a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated Operating Cash Flow) will be deemed not to have been a Restricted Subsidiary at any time during such Measurement Period, and (III) if the Company or any Restricted Subsidiary shall have in any manner (x) acquired (including through an Acquisition or the commencement of activities constituting such operating business) or (y) disposed of (including by way of an Asset Sale or the termination or discontinuance of activities constituting such operating business) any operating business during such Measurement Period or after the end of such period and on or prior to such Determination Date, such calculation will be made on a pro forma basis in accordance with GAAP as if, in the case of an Acquisition or the commencement of activities constituting such operating business, all such transactions had been consummated on the first day of such Measurement Period and, in the case of an Asset Sale or termination or discontinuance of activities constituting such operating business, all such transactions had been consummated prior to the first day of such Measurement Period; provided, however, that such pro forma adjustment shall not give effect to the Operating Cash Flow of any Acquired Person to the extent that such Person's net income would be excluded pursuant to clause (e) of the definition of Consolidated Net Income. For purposes of determining Total Consolidated Indebtedness as of any Determination Date, the sum of all Indebtedness outstanding under the Credit Facility on such Determination Date and all amounts that the Company or any Restricted Subsidiary could borrow under the Credit Facility on such Determination Date (assuming the satisfaction of all conditions precedent under the Credit Facility other than conditions relating solely to incremental amounts being available under the Credit Facility) shall be deemed to be outstanding and added to Total Consolidated Indebtedness on such Determination Date (but without duplication).

                  "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

                  "Default Amount" means the principal amount of all outstanding Securities (plus any applicable premium thereon), plus accrued and unpaid interest, if any, thereon.

                  "Depository" means, with respect to the Securities issued in the form of one or more Global Securities, The Depository Trust Company or another Person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.

                  "Designated Senior Indebtedness" means (a) any Indebtedness of the Company and any Guarantor outstanding under the Credit Facility (including guaranties) and (b) any other Senior Indebtedness or Guarantor Senior Indebtedness that, at the time of determination, has an aggregate principal amount outstanding, together with any commitments to lend additional amounts, of at least $10.0 million, if (in the case of Senior Indebtedness or Guarantor Senior Indebtedness described in this clause (b)) the instrument governing such Senior Indebtedness or Guarantor Senior Indebtedness expressly states that such Indebtedness is "Designated Senior Indebtedness" for purposes of this Indenture, a Board Resolution setting forth such designation by the Company has been filed with the Trustee and such designation is not prohibited by the Credit Facility.

                  "Designation" see Section 4.17.

                  "Designation Amount" see Section 4.17.

                  "Determination Date" has the meaning set forth in the definition of "Debt to Operating Cash Flow Ratio" above.

                  "DirecTv(R) Services" means DBS television services and all other video, audio, data packages, "a la carte" programming services and other services offered by DirecTv, Inc., a subsidiary of Hughes Communications Galaxy, Inc.

                  "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

                  "Disqualified Equity Interest" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable, at the option of the holder thereof, in whole or in part, or exchangeable into Indebtedness on or prior to the earlier of the maturity date of the Securities or the date on which no Securities remain outstanding.

                  "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated Investment Grade at the time as of which any investment or rollover therein is made.

                  "Equity Interest" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, or member interests in such Person, including any Preferred Equity Interests.

                  "Escrow Agent" means The Bank of New York, as Escrow Agent under the Interest Escrow Agreement, or any successor thereto appointed pursuant to such agreement.

                  "Event of Default" see Section 6.01.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

                  "Existing Indebtedness" means any Indebtedness of the Company and its Subsidiaries in existence on the Issue Date until such amounts are repaid.

         "Expiration Date" has the meaning set forth in the definition of "Offer to Purchase" below.

                  "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided, however, that the Fair Market Value of any such asset or assets shall be determined conclusively by the Board of Directors of the Company acting in good faith, and shall be evidenced by resolutions of the Board of Directors of the Company delivered to the Trustee; provided, however, that if the fair market value of such assets exceeds $10.0 million, the fair market value shall be determined by an investment banking firm of national standing selected by the Company.

                  "Final Maturity Date" means August 1, 2007.

                  "Funding Guarantor" see Section 11.05.

                  "GAAP" means, at any date of determination, generally accepted accounting principles in effect in the United States that are applicable at the date of determination and that are consistently applied for all applicable periods.

                  "Global Security" means a security evidencing all or a portion of the Securities issued to the Depository or its nominee in accordance with
Section 2.01 and bearing the legend set forth in Exhibit C hereto.

                  "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States are pledged.

                  "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. A guarantee shall include, without limitation, any agreement to maintain or preserve any other Person's financial condition or to cause any other Person to achieve certain levels of operating results.

                  "Guarantor" means each Restricted Subsidiary, whether formed or acquired before or after the Issue Date, that is required to become a Guarantor of the Securities pursuant to Section 4.20.

                  "Guarantor Payment Blockage Period" see Section 12.02(a).

                  "Guarantor Senior Indebtedness" means, with respect to any Guarantor, at any date, (i) all Obligations of such Guarantor under the Credit Facility, (ii) all Interest Rate Protection Obligations of such Guarantor, (iii) all Obligations of such Guarantor under stand-by letters of credit and (iv) all other Indebtedness of such Guarantor for borrowed money, including principal, premium, if any, and interest (including Post-Petition Interest) on such Indebtedness, unless the instrument under which such Indebtedness of such Guarantor for money borrowed is Incurred expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to such Guarantor's Guaranty, and all renewals, extensions, modifications, amendments or refinancings thereof. Notwithstanding the foregoing, Guarantor Senior Indebtedness shall not include (i) to the extent that it may constitute Indebtedness, any Obligation for federal, state, local or other taxes, (ii) any Indebtedness among or between such Guarantor and the Company or any of such Guarantor or the Company, (iii) to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business, (iv) that portion of any Indebtedness that is Incurred in violation of this Indenture; provided, however, that such Indebtedness shall be deemed not to have been Incurred in violation of this Indenture for purposes of this clause
(iv) if (I) the holder(s) of such Indebtedness or their representative or such Guarantor shall have furnished to the Trustee an opinion of independent legal counsel, unqualified in all material respects, addressed to the Trustee (which legal counsel may, as to matters of fact, rely upon an officers' certificate of such Guarantor) to the effect that the Incurrence of such Indebtedness does not violate the provisions of this Indenture or (II) in the case of any Obligations under the Credit Facility, the holder(s) of such Obligations or their agent or representative shall have received a representation from such Guarantor to the effect that the Incurrence of such Indebtedness does not violate the provisions of this Indenture, (v) Indebtedness evidenced by the Guaranty, (vi) Indebtedness of such Guarantor that is expressly subordinate or junior in right of payment to any other Indebtedness of such Guarantor, (vii) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capital Lease Obligations) or management agreements and (viii) any obligation that by operation of law is subordinate to any general unsecured obligations of such Guarantor.

                  "Guaranty" means the guarantee of a Restricted Subsidiary set forth in Article 11.

                  "High Power Satellite Transmission Business" means the business of the acquisition, transmission or sale of programming in the high power DBS business utilizing broadcast satellite service (including any provision of such services to cable operators or other media providers), which may utilize all or part of satellites owned by DirecTv, Inc. or Hughes Communication Galaxy Inc. and all other activities relating thereto or arising therefrom.

                  "Holder," "holder of Securities," "Securityholders" or other similar terms mean the registered holder of any Security.

                  "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing).

                  "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (a) every obligation of such Person for money borrowed; (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable incurred in the ordinary course of business and payable in accordance with industry practices, or other accrued liabilities arising in the ordinary course of business that are not overdue or that are being contested in good faith); (e) every Capital Lease Obligation of such Person; (f) every net obligation under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and other agreements or arrangements designed to protect such Person against fluctuations in interest rates; (g) every obligation of the type referred to in clauses (a) through (f) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise; and (h) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a) through (g) above. Indebtedness
(a) shall never be calculated taking into account any cash and cash equivalents held by such Person; (b) shall not include obligations of any Person (x) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that such obligations are extinguished within two Business Days of their incurrence unless covered by an overdraft line, (y) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past business practices and (z) under stand-by letters of credit to the extent collateralized by cash or Cash Equivalents; (c) that provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be deemed to be incurred or outstanding in an amount equal to the accreted value thereof at the date of determination; (d) shall include the liquidation preference and any mandatory redemption payment obligations in respect of any Disqualified Equity Interests of the Company or any Restricted Subsidiary; and (e) shall not include obligations under performance bonds, performance guaranties, surety bonds and appeal bonds, letters of credit or similar obligations,

Incurred in the ordinary course of business (including standby letters of credit securing obligations to the NRTC Incurred in the ordinary course of business that are not overdue or that are being contested in good faith by appropriate proceedings) (other than obligations under or in respect of any direct or indirect credit support for obligations of any Unrestricted Subsidiary).


                  "Indenture" means this Indenture as amended or supplemented from time to time.

                  "Independent Financial Advisor" means a nationally recognized, accounting, appraisal, investment banking firm or consultant with experience advising DBS businesses that is, in the judgment of the Company's Board of Directors, qualified to perform the task for which it has been engaged (i) that does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) that, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

                  "Initial Purchasers" means Donaldson, Lufkin & Jenrette Securities Corporation, CIBC Wood Gundy Securities Corp. and J.P. Morgan Securities Inc.

                  "Insolvency or Liquidation Proceeding" means, with respect to any Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "interest" means, with respect to the Securities, the sum of any cash interest and any Additional Interest, if any, on the Securities.

                  "Interest Escrow Account" shall mean an account established in the name of the Escrow Agent and funded by the Issuers on the Closing Date pursuant to this Indenture.

                  "Interest Escrow Agreement" means the Interest Escrow Agreement, dated as of the date hereof, by and among the Escrow Agent, the Issuers and The Bank of New York, in its capacities as Trustee hereunder and as Collateral Agent under the Security Agreement governing the disbursement of funds from the Interest Escrow Account, in the form of Exhibit G.

                  "Interest Payment Date" means each semiannual interest payment date on August 1 and February 1 of each year, commencing February 1, 1998.

                  "Interest Rate Protection Obligations" means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

                  "Interest Record Date" for the interest payable on any Interest Payment Date (except a date for payment of defaulted interest) means the July 15 or January 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

                  "Investment" means, with respect to any Person, any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to (by means of transfers of cash or other property or assets to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of capital stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, and minus the amount of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any property or asset other than cash, such property shall be valued at its fair market value at the time of such transfer, as determined in good faith by the Board of Directors (or comparable body) of the Person making such transfer.

                  "Investment Grade" means with respect to a security, that such security is rated, by at least two nationally recognized statistical rating organizations, in one of each such organization's four highest generic rating categories.

                  "Issue Date" means the original issue date of the Series A Securities (July 30, 1997).

                  "Lien" means any lien, mortgage, charge, security interest, hypothecation, assignment for security or encumbrance of any kind (including any conditional sale or capital lease or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

                  "Marketable Securities" means (a) Government Securities; (b) any certificate of deposit maturing not more than 365 days after the date of acquisition issued by, or time deposit of, an Eligible Institution; (c) commercial paper maturing not more than 365 days after the date of acquisition issued by a corporation (other than an Affiliate of the Issuer) with an Investment Grade rating, at the time as of which any investment therein is made, issued or offered by an Eligible Institution; (d) any bankers acceptances or money market deposit accounts issued or offered by an Eligible Institution; and
(e) any fund investing exclusively in investments of the types described in clauses (a) through (d) above.

                  "Maturity Date" means the date, which is set forth on the face of the Securities, on which the Securities will mature.

                  "Measurement Period" has the meaning set forth in the definition of "Debt to Operating Cash Flow Ratio" above.

                  "Net Cash Proceeds" means the aggregate proceeds in the form of cash or Cash Equivalents received by the Company or any Restricted Subsidiary in respect of any Asset Sale, including all cash or Cash Equivalents received upon any sale, liquidation or other exchange of proceeds of Asset Sales received in a form other than cash or Cash Equivalents, net of (a) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof; (b) taxes paid or payable, or amounts in respect thereof permitted to be distributed pursuant to clause (vi) of the second paragraph of Section 4.06, as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); (c) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale; (d) amounts deemed, in good faith, appropriate by the Board of Directors of the Company to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such assets that are the subject of such Asset Sale (provided that the amount of any such reserves shall be deemed to constitute Net Cash Proceeds at the time such reserves shall have been released or are not otherwise required to be retained as a reserve); and (e) with respect to Asset Sales by Subsidiaries, the portion of such cash payments attributable to Persons holding a minority interest in such Subsidiary.

                  "Non-Payment Event of Default" means any event (other than a Payment Default) the occurrence of which entitles one or more Persons to immediately accelerate the maturity of any Designated Senior Indebtedness.

                  "Non-U.S. Person" means a person who is not a U.S. Person, as defined in Regulation S.

                  "NRTC" means the National Rural Telecommunications Cooperative and any successor entity to it.

                  "Obligations" means any principal, interest (including, without limitation, Post-Petition Interest), penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Offer" has the meaning set forth in the definition of "Offer to Purchase" below.

                  "Offer to Purchase" means a written offer (the "Offer") sent by or on behalf of the Company by first-class mail, postage prepaid, to each Holder at such Holder's address appearing in the register for the Securities on the date of the Offer offering to purchase up to the principal amount of Securities specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase, which shall be not less than 20 Business Days nor more than 60 days after the date of such Offer, and a settlement date (the "Purchase Date") for purchase of Securities to occur no later than five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company; provided, however, that, if the Company mails the Offer, the Company may notify the Trustee on the same Business Day as the mailing of the Offer of the Company's obligation to make an Offer to Purchase pursuant to the above. The Offer shall contain all the information required by applicable law to be included therein. The Offer shall also contain information concerning the business of the Company and its Subsidiaries that the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the document required to be filed with the Trustee pursuant to this Indenture (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein). The Offer shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Offer to Purchase. The Offer shall also state:

                  (1) the Section of this Indenture pursuant to which the Offer to Purchase is being made;

                  (2) the Expiration Date and the Purchase Date;

                  (3) the aggregate principal amount of the outstanding Securities offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section of this Indenture requiring the Offer to Purchase) (the "Purchase Amount");

                  (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Securities accepted for payment (as specified pursuant to this Indenture) (the "Purchase Price");

                  (5) that the Holder may tender all or any portion of the Securities registered in the name of such Holder and that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal face amount;

                  (6) the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase;

                  (7) that interest on any Security not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

                  (8) that on the Purchase Date the Purchase Price will become due and payable upon each Security being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

                  (9) that each Holder electing to tender all or any portion of a Security pursuant to the Offer to Purchase will be required to surrender such Security at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing);

                  (10) that Holders will be entitled to withdraw all or any portion of Securities tendered if the Company (or its Paying Agent) receives, not later than the close of business on the fifth Business Day next preceding the Expiration Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of such Holder's tender;

                  (11) that (a) if Securities in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Securities and (b) if Securities in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Securities having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Securities in denominations of $1,000 principal amount or integral multiples thereof shall be purchased); and

                  (12) that in the case of any Holder whose Security is purchased only in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered.

                  An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

                  "Officer" means the Chairman, any Vice Chairman, the President, any Vice President, the Chief Financial Officer, the Treasurer, or the Secretary of the Company, or of Capital, as the context may require, or, in the case of the Company, at any time when the Company is a limited liability company, an individual serving in such capacity with the Company's manager while acting on behalf of the Company's manager in its capacity as such manager.

                  "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company complying with Sections 13.04 and 13.05.

                  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

                  "Other Indebtedness" see Section 4.05.

                  "Participant" has the meaning set forth in Section 2.15.

                  "Paying Agent" has the meaning provided in Section 2.03.

                  "Payment Blockage Period" see Section 8.02(a).

                  "Payment Default" means any default, after any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an event of default has occurred, in the payment of principal of (or premium, if any) or interest on or any other amount payable in connection with Designated Senior Indebtedness.

                  "Permitted Acquisition Deposits" means any advance or payment of funds, whether as consideration for an option to acquire or as a deposit, binder or earnest money, whether or not refundable, and whether or not made into escrow, made pursuant to any written agreement, term sheet, letter of intent or other instrument providing for the Acquisition of any High Power Satellite Transmission Business, the consummation of which would not constitute a Restricted Payment pursuant to clause (iv) of the first paragraph under Section 4.06, or providing for an Investment made in compliance with clause (vii) of the second paragraph under Section 4.06, to the extent that the aggregate of such amounts outstanding at any one time with respect to Acquisitions or such Investments that have not yet been consummated does not exceed $10 million.

                  "Permitted Holder" means any of those Persons who were members of the Company on the Issue Date, the Permitted Transferees of such Persons, and any Person or group controlled by each or any of such Persons.

                  "Permitted Indebtedness" see Section 4.04.

                  "Permitted Investments" means (a) Cash Equivalents; (b) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (c) loans and advances to employees made in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding; (d) Interest Rate Protection Obligations; (e) bonds, notes, debentures or other securities received as a result of Asset Sales permitted under Section 4.05 not to exceed 20% of the total consideration for such Asset Sales (determined and computed as set forth in Section 4.05); (f) transactions with officers, directors and employees of the Company, or any Restricted Subsidiary entered into in the ordinary course of business (including compensation or employee benefit arrangements with any such director or employee) and consistent with past business practices; (g) Investments existing as of the Issue Date and any amendment, extension, renewal or modification thereof to the extent that any such amendment, extension, renewal or modification does not require the Company or any Restricted Subsidiary to make any additional cash or non-cash payments or provide additional services in connection therewith; (h) any Investment to the extent that the consideration therefor consists of Qualified Equity Interests of the Company; (i) any Investment consisting of a guarantee by a Restricted Subsidiary of Senior Indebtedness or any guarantee permitted under clause (e) of the second paragraph of Section 4.04; and (j) Investments in Marketable Securities by the Escrow Agent and held in the Interest Escrow Account.

                  "Permitted Junior Guarantor Securities" means any securities of any Guarantor or any other Person that are (i) equity securities without special covenants or (ii) subordinated in right of payment to all Guarantor Senior Indebtedness that may at the time be outstanding, to substantially the same extent as, or to a greater extent than, its Guaranty is subordinated as provided in this Indenture, in any event pursuant to a court order so providing and as to which (a) the rate of interest on such securities shall not exceed the effective rate of interest on the Securities on the date of this Indenture, (b) such securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such securities than those in effect with respect to the Securities on the date of this Indenture and (c) such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date six months following the final scheduled maturity date of the Guarantor Senior Indebtedness (as modified by the plan of reorganization or readjustment pursuant to which such securities are issued).

                  "Permitted Junior Securities" means any securities of the Company or any other Person that are (i) equity securities without special covenants or (ii) subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding, to substantially the same extent as, or to a greater extent than, the Securities are subordinated as provided in this Indenture, in any event pursuant to a court order so providing and as to which
(a) the rate of interest on such securities shall not exceed the effective rate of interest on the Securities on the date of this Indenture, (b) such securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such securities than those in effect with respect to the Securities on the date of this Indenture and (c) such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date six months following the final scheduled maturity date of the Senior Indebtedness (as modified by the plan of reorganization or readjustment pursuant to which such securities are issued).

                  "Permitted Liens" means (a) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not secure any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Liens prior to such merger or consolidation; (b) Liens imposed by law such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business that secure payment of obligations not more than 60 days past due or that are being contested in good faith and by appropriate proceedings; (c) Liens existing on the Issue Date; (d) Liens securing only the Securities; (e) Liens in favor of the Company or any Restricted Subsidiary so long as held by the Company or any Restricted Subsidiary; (f) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided, however, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (g) easements, reservation of rights of way, restrictions and other similar easements, licenses, restrictions on the use of properties, or minor imperfections of title that in the aggregate are not material in amount and do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of the Company and the Restricted Subsidiaries; (h) Liens resulting from the deposit of cash or notes in connection with contracts, Permitted Acquisition Deposits, tenders or expropriation proceedings, or to secure workers' compensation, surety or appeal bonds, costs of litigation when required by law and public and statutory obligations or obligations under franchise arrangements and agreements with the NRTC entered into in the ordinary course of business; (i) Liens securing Indebtedness consisting of Capital Lease Obligations, Purchase Money Indebtedness, mortgage financings, industrial revenue bonds or other monetary obligations, in each case incurred solely for the purpose of financing all or any part of the purchase price or cost of construction or installation of assets used in the business of the Company or the Restricted Subsidiaries, or repairs, additions or improvements to such assets; provided, however, that (I) such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto (plus an amount equal to the reasonable fees and expenses in connection with the incurrence of such Indebtedness), (II) such Liens do not extend to any other assets of the Company or the Restricted Subsidiaries (and, in the case of repair, addition or improvements to any such assets, such Lien extends only to the assets (and improvements thereto or thereon) repaired, added to or improved), (III) the Incurrence of such Indebtedness is permitted by Section 4.04, and (IV) such Liens attach within 90 days of such purchase, construction, installation, repair, addition or improvement; (j) Liens to secure any refinancings, renewals, extensions, modifications or replacements (collectively, "refinancing") (or successive refinancings), in whole or in part, of any Indebtedness secured by Liens referred to in the clauses above so long as such Lien does not extend to any other property (other than improvements thereto);
(k) Liens securing letters of credit entered into in the ordinary course of business and consistent with past business practice; (l) Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary securing any Indebtedness of such Unrestricted Subsidiary; and (m) any calls or rights of first refusal with respect to any partnership interests.

                  "Permitted Transferee" means, with respect to any Person: (a) in the case of any Person who is a natural person, such individual's spouse or children, any trust for such individual's benefit or the benefit of such individual's spouse or children, or any corporation, limited liability company or partnership in which the direct and beneficial owner of all of the equity interest is such Person or such individual's spouse or children or any trust for the benefit of such persons; (b) in the case of any Person who is a natural person, the heirs, executors, administrators or personal representatives upon the death of such Person or upon the incompetency or disability of such Person for purposes of the protection and management of such individual's assets; and
(c) in the case of any Person who is not a natural person, any Affiliate of such Person.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability limited partnership, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Physical Securities" has the meaning set forth in Section
2.01.

                  "Post-Petition Interest" means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding with respect to such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

                  "Preferred Equity Interest", in any Person, means an Equity Interest of any class or classes (however designated) that is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

                  "principal" of a debt security means the principal of the security, plus, when appropriate, the premium, if any, on the security.

                  "Private Exchange Securities" has the meaning provided in
Section 2(b) of the Registration Rights Agreement.

                  "Private Placement Legend" means the legend initially set forth on the Securities in the form set forth on Exhibit A hereto.

                  "Public Equity Offering" means an underwritten public offering of Qualified Equity Interests of the Company or its corporate successor pursuant to an effective registration statement filed under the Securities Act (excluding registration statements filed on Form S-8).

                  "Purchase Agreement" means the Purchase Agreement dated July 25, 1997 between the Company and the Initial Purchasers.

                  "Purchase Amount" has the meaning set forth in the definition of "Offer to Purchase" above.

                  "Purchase Date" has the meaning set forth in the definition of "Offer to Purchase" above.

                  "Purchase Money Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary Incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of any property; provided, however, that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost, including any refinancing of such

Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of refinancing.

                  "Purchase Price" has the meaning set forth in the definition of "Offer to Purchase" above.

                  "QIB Global Security" see Section 2.01.

                  "Qualified Equity Interest" in any Person means any Equity Interest in such Person other than any Disqualified Equity Interest.

                  "Qualified Institutional Buyer" or "QIB" means a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act.

                  "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

                  "Redemption Price", when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture as set forth in the form of Security annexed hereto as Exhibit A.

                  "Registered Exchange Offer" means the offer to exchange the Series B Securities for all of the outstanding Series A Securities in accordance with the Registration Rights Agreement.

                  "Registrar" see Section 2.03.

                  "Registration" means a Registered Exchange Offer for the Securities by the Company or other registration of the Securities under the Securities Act pursuant to and in accordance with the terms of the Registration Rights Agreement.

                  "Registration Rights Agreement" means the Senior Subordinated Notes Registration Rights Agreement dated as of July 30, 1997 between the Company and the Initial Purchasers.

                  "Registration Statement" means the registration statement(s) as defined and described in the Registration Rights Agreement.

                  "Regulation S" means Regulation S under the Securities Act.

                  "Regulation S Global Security" see Section 2.01.

                  "Representative" see Section 8.02(b).

                  "Required Filing Date" see Section 4.12.

                  "Restricted Investment" means any Investment other than a Permitted Investment.

                  "Restricted Payments" see Section 4.06.

                  "Restricted Security" has the meaning set forth in Rule 144(a)(3) under the Securities Act; provided, that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Security is a Restricted Security.

                  "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a resolution of the Board of Directors of the Company delivered to the Trustee, as an Unrestricted Subsidiary pursuant to Section 4.17. Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of Section 4.17.

                  "Revocation" see Section 4.17.

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "Rural DirecTv(R) Market" means a designated rural area of the United States in which the NRTC has the exclusive right to provide DirecTv(R) Services to residential households and business establishments.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities" means the Series A Securities, the Series B Securities and the Private Exchange Securities treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms of this Indenture.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

                  "Securities Amount" see Section 4.05.

                  "Securities Portion of Unutilized Net Cash Proceeds" see
Section 4.05.

                  "Security Agreement" means the Escrow Security Agreement dated as of the date of this Indenture, by and between the Escrow Agent and the Issuers, governing the disbursement of funds for the Interest Escrow Account.

                  "Senior Indebtedness" means, at any date, (a) all Obligations of the Company under the Credit Facility; (b) all Interest Rate Protection Obligations of the Company; (c) all Obligations of the Company under stand-by letters of credit; and (d) all other Indebtedness of the Company for borrowed money, including principal, premium, if any, and interest (including Post-Petition Interest) on such Indebtedness, unless the instrument under which such Indebtedness of the Company for money borrowed is Incurred expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to the Securities, and all renewals, extensions, modifications, amendments or refinancings thereof. Notwithstanding the foregoing, Senior Indebtedness shall not include (a) to the extent that it may constitute Indebtedness, any Obligation for federal, state, local or other taxes; (b) any Indebtedness among or between the Company and any Subsidiary of the Company; (c) to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) that portion of any Indebtedness that is Incurred in violation of this Indenture; provided, however, that such Indebtedness shall be deemed not to have been Incurred in violation of this Indenture for purposes of this clause (d) if
(I) the holder(s) of such Indebtedness or their representative or the Company shall have furnished to the Trustee an opinion of independent legal counsel, unqualified in all material respects, addressed to the Trustee (which legal counsel may, as to matters of fact, rely upon an officers' certificate of the Company) to the effect that the Incurrence of such Indebtedness does not violate the provisions of this Indenture or (II) in the case of any Obligations under the Credit Facility, the holder(s) of such Obligations or their agent or representative shall have received a representation from the Company to the effect that the Incurrence of such Indebtedness does not violate the provisions of this Indenture; (e) Indebtedness evidenced by the Securities; (f) Indebtedness of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness of the Company; (g) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capital Lease Obligations) or management agreements; and (h) any obligation that by operation of law is subordinate to any general unsecured obligations of the Company.

                  "Series A Securities" means the 12 1/2% Senior Subordinated Notes due 2007, Series A, of the Issuers issued pursuant to this Indenture and sold pursuant to the Purchase Agreement.

                  "Series B Securities" means the 12 1/2% Senior Subordinated Notes due 2007, Series B, of the Issuers to be issued in exchange for the Series A Securities pursuant to the Registered Exchange Offer and the Registration Rights Agreement.

                  "Significant Restricted Subsidiary" means, at any date of determination, (a) any Restricted Subsidiary that, together with its Subsidiaries that constitute Restricted Subsidiaries (i) for the most recent fiscal year of the Company accounted for more than 5.0% of the consolidated revenues of the Company and the Restricted Subsidiaries or (ii) as of the end of such fiscal year, owned more than 5.0% of the consolidated assets of the Company and the Restricted Subsidiaries, all as set forth on the consolidated financial statements of the Company and the Restricted Subsidiaries for such year prepared in conformity with GAAP, and (b) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Restricted Subsidiaries and as to which any event described in clause (7), (8) or (9) of Section 6.01 has occurred, would constitute a Significant Restricted Subsidiary under clause (a) of this definition.

                  "Stated Maturity", when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

                  "Strategic Equity Investor" means a Person that owns and operates businesses in the telecommunications, DBS information systems, entertainment, cable television, programming, electronics or similar or related industries.

                  "Subordinated Indebtedness" means (a) with respect to the Company, any Indebtedness of the Company that is expressly subordinated in right of payment to the Securities and (b) with respect to any Guarantor, any Indebtedness of such Guarantor that is expressly subordinated in right of payment to the Guaranty of such Guarantor.

                  "Subsidiary" means, with respect to any Person, (a) any corporation of which the outstanding Voting Equity Interests having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, or (b) any other Person of which at least a majority of Voting Equity Interests are at the time, directly or indirectly, owned by such first named Person.

                  "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as provided in Section 10.03.

                  "Total Consolidated Indebtedness" means, as at any date of determination, an amount equal to the aggregate amount of all Indebtedness and Disqualified Equity Interests of the Company and the Restricted Subsidiaries outstanding as of such date of determination.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

                  "Trust Officer" means any officer within the corporate trust department (or any successor group of the Trustee) including any vice president, assistant vice president, assistant secretary, assistant treasurer or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

                  "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

                  "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to Section 4.17. Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of Section 4.17.

                  "Unutilized Net Cash Proceeds" see Section 4.05(a).

                  "U.S. Person" means a "U.S. person" as defined in Rule 902 under the Securities Act.

                  "Voting Equity Interests" means Equity Interests in a corporation or other Person with voting power under ordinary circumstances entitling the holders thereof to elect the Board of Directors or other governing body of such corporation or such Person.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment of final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding aggregate principal amount of such Indebtedness.

                  "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary all of the outstanding Voting Equity Interests (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

SECTION 1.02. Incorporation by Reference of Trust Indenture Act.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Securities.

                  "indenture security holder" means a Securityholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company or any other obligor on the Securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03. Rules of Construction.

                  Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect from time to time, and any other reference in this Indenture to "generally accepted accounting principles" refers to GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and words in the plural include the singular;

                  (5) provisions apply to successive events and transactions;
         and

                  (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.


                                   ARTICLE II.

                                 THE SECURITIES

SECTION 2.01. Form and Dating.

                  The Series A Securities and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Series B Securities and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Private Exchange Securities and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit B hereto, but shall have the Private Placement Legend contained in Exhibit A. The Securities may have notations, legends or endorsements (including notations relating to the Guaranties) required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Securities and any notation, legend or endorsement (including notations relating to the Guaranties) on them. Each Security shall be dated the date of its issuance and shall show the date of its authentication.

                  Securities initially offered and sold by the Initial Purchasers (i) to Qualified Institutional Buyers in reliance on Rule 144A, (ii) to Institutional Accredited Investors or (iii) in offshore transactions in reliance on Regulation S shall, unless the applicable Holder requests Securities in the form of Certificated Securities in registered form ("Physical Securities"), which shall be in substantially the form set forth in Exhibit A, be issued initially in the form of one or more permanent Global Securities in registered form, substantially in the form set forth in Exhibit A hereto, deposited with the Trustee, as custodian for the Depository, and shall bear the legend set forth on Exhibit C hereto. One or more separate Global Securities shall be issued to represent Securities held by
(i) Qualified Institutional Buyers (a "QIB Global Security"), (ii) Institutional Accredited Investors (an "Accredited Investor Global Security") and (iii) Persons acquiring Securities in offshore transactions in reliance on Regulation S (a "Regulation S Global Security"). The Company shall cause the QIB Global Securities, Accredited Investor Global Securities and Regulation S Global Securities to have separate CUSIP numbers. The aggregate principal amount of any Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

SECTION 2.02. Execution and Authentication.

                  Two Officers, or an Officer and an Assistant Secretary, of each of the Issuers shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) of each of the Issuers shall attest to, the Securities for the Issuers by manual or facsimile signature. Seals may be accepted by facsimile transmission. A single individual may serve as an Officer or Assistant Secretary of each of the Issuers and execute or attest the execution of the Securities in such dual capacity with the effect that the Securities shall have been executed or attested to by at least two individuals and an Officer or Assistant Secretary of each Issuer.

                  If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall authenticate (i) Series A Securities for original issue in the aggregate principal face amount not to exceed $155,000,000 and (ii) Series B Securities or Private Exchange Securities from time to time only in exchange for a like principal face amount of Series A Securities, in each case upon a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Securities to be authenticated, the series of Securities and the date on which the Securities are to be authenticated. The aggregate principal face amount of Securities outstanding at any time may not exceed $155,000,000, except as provided in
Section 2.07. Upon receipt of a written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution for Securities originally issued to reflect any name change of the Company.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

                  The Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03. Registrar and Paying Agent.

                  The Issuers shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Securities may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Securities may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuers, upon notice to the Trustee, may appoint one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. Except as provided herein, either of the Issuers, or any Subsidiary may act as Paying Agent, Registrar or co-Registrar.

                  The Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuers shall notify the Trustee of the name and address of any such Agent. If the Issuers fail to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 7.07.

                  The Issuers initially appoint the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

SECTION 2.04. Paying Agent To Hold Assets in Trust.

                  The Issuers shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities, and shall notify the Trustee of any Default by the Issuers in making any such payment. The Issuers at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuers to the Paying Agent (if other than either of the Issuers or a Subsidiary), the Paying Agent shall have no further liability for such assets. If either of the Issuers, any Subsidiary or any of their respective Affiliates acts as Paying Agent, it shall, on or before each due date of the principal of or interest on the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

SECTION 2.05. Securityholder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee before each Interest Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06. Transfer and Exchange.

                  Subject to the provisions of Sections 2.15 and 2.16, when Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations of the same series, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Registrar or co-Registrar, duly executed by the Holder thereof or such Holder's attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Securities at the Registrar's or co-Registrar's written request. No service charge shall be made for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other governmental charge payable upon exchanges or transfers pursuant to Section 2.02, 2.10, 3.06, 4.05, 4.14 or 10.05). The Registrar or co-Registrar shall not be required to register the transfer or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three hereof, except the unredeemed portion of any Security being redeemed in part.

                  Prior to the registration of any transfer by a Holder as provided herein, the Issuers, the Trustee, and any Agent of the Issuers shall treat the person in whose name the Security is registered as the owner thereof for all purposes whether or not the Security shall be overdue, and neither the Issuers, the Trustee, nor any such Agent shall be affected by notice to the contrary. Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depository (or its agent), and that ownership of a beneficial interest in a Global Security shall be required to be reflected in a book entry.

SECTION 2.07. Replacement Securities.

                  If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements for replacement of Securities are met. Such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Issuers and the Trustee, to protect the Issuers, the Trustee and any Agent from any loss that any of them may suffer if a Security is replaced and evidence to their satisfaction of the apparent loss, destruction or theft of such Security. The Issuers may charge such Holder for their reasonable out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel.

                  Every replacement Security is an additional joint and several obligation of the Issuers.

SECTION 2.08. Outstanding Securities.

                  Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to Section 2.09, a Security does not cease to be outstanding because either of the Issuers or any of their Affiliates holds the Security.

                  If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

                  If on a Redemption Date, Purchase Date or the Final Maturity Date the Paying Agent holds money sufficient to pay all of the principal and interest due on the Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Treasury Securities.

                  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by either of the Issuers, the Guarantors or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Trust Officer of the Trustee actually knows are so owned shall be disregarded.

                  The Trustee may require an Officers' Certificate listing Securities owned by either of the Issuers, the Guarantors or their respective Affiliates.

SECTION 2.10. Temporary Securities.

                  Until definitive Securities are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuers consider appropriate for temporary Securities. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate upon receipt of a written order of the Issuers pursuant to
Section 2.02 definitive Securities in exchange for temporary Securities.

SECTION 2.11. Cancellation.

                  The Issuers at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel all Securities surrendered for transfer, exchange, payment or cancellation and deliver to the Company such canceled Securities for disposal. Subject to Section 2.07, the Issuers may not issue new Securities to replace Securities that they have paid or delivered to the Trustee for cancellation. If either of the Issuers or any Guarantor shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this
Section 2.11.

SECTION 2.12. Defaulted Interest.

                  If the Issuers default in a payment of principal or interest on the Securities, they shall jointly and severally pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate per annum borne by the Securities, to the extent lawful.

SECTION 2.13. CUSIP Number.

                  The Issuers in issuing the Securities will use one or more "CUSIP" numbers and the Trustee shall use any such CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of any such CUSIP numbers printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Issuers shall promptly notify the Trustee of any changes in CUSIP numbers.

SECTION 2.14. Deposit of Moneys.

                  Prior to 10:00 a.m. New York City time on each Interest Payment Date, Redemption Date, Purchase Date and the Final Maturity Date, the Issuers shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Redemption Date, Purchase Date or Final Maturity Date, as the case may be, in a timely manner that permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Redemption Date, Purchase Date or Final Maturity Date, as the case may be.

SECTION 2.15. Book-Entry Provisions for Global Securities.

                  (a) The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit C hereto.

                  Members of, or participants in, the Depository ("Participants") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under such Global Security, and the Depository may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

                  (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depository notifies the Issuers that it is unwilling or unable to continue as Depository for any Global Security and a successor Depository is not appointed by the Issuers within 90 days of such notice or (ii) the Issuers, at their option, notify the Trustee in writing that the Issuers elect to cause the issuance of Securities in the form of Physical Securities.

                  (c) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and the Trustee shall upon written instructions from the Issuers authenticate and make available for delivery, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Securities, an aggregate principal face amount of Physical Securities of authorized denominations equal to such beneficial owner's interest in the Global Securities.

                  (d) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph
(b) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

                  (e) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action that a Holder is entitled to take under this Indenture or the Securities.

SECTION 2.16. Registration of Transfers and Exchanges.

                  (a) Transfer and Exchange of Physical Securities. When Physical Securities are presented to the Registrar or co-Registrar with a request:

                  (i) to register the transfer of the Physical Securities; or

                  (ii) to exchange such Physical Securities for an equal number of Physical Securities of other authorized denominations,

the Registrar or co-Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this
Section 2.16 for such transactions are met; provided, however, that the Physical Securities presented or surrendered for registration of transfer or exchange:

                    (I) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                   (II) in the case of Physical Securities the offer and sale of which have not been registered under the Securities Act, such Physical Securities shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

                           (A) if such Physical Security is being delivered to
                  the Registrar or co-Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (substantially in the form of Exhibit D hereto); or

                           (B) if such Physical Security is being transferred to
                  a Qualified Institutional Buyer in accordance with Rule 144A, a certification to that effect (substantially in the form of Exhibit D hereto); or

                           (C) if such Physical Security is being transferred to
                  an Institutional Accredited Investor, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and a transferee certificate for Institutional Accredited Investors substantially in the form of Exhibit E hereto; or

                           (D) if such Physical Security is being transferred in
                  reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and a transferor certificate for Regulation S transfers substantially in the form of Exhibit F hereto and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                           (E) if such Physical Security is being transferred in
                  reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                           (F) if such Physical Security is being transferred in
                  reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit D hereto) and an Opinion of Counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act.

                  (b) Restrictions on Transfer of a Physical Security for a Beneficial Interest in a Global Security. A Physical Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar or co-Registrar of a Physical Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar or co-Registrar, together with:

                           (A) certification, substantially in the form of
                  Exhibit D hereto, that such Physical Security is being transferred (I) to a Qualified Institutional Buyer, (II) to an Accredited Investor or (III) in an offshore transaction in reliance on Regulation S; and

                           (B) written instructions directing the Registrar or
                  co-Registrar to make, or to direct the Depository to make, an endorsement on the applicable Global Security to reflect an increase in the aggregate amount of the Securities represented by the Global Security, then the Registrar or co-Registrar shall cancel such Physical Security and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-Registrar, the principal face amount of Securities represented by the applicable Global Security to be increased accordingly. If no Global Security representing Securities held by Qualified Institutional Buyers, Institutional Accredited Investors or Persons acquiring Securities in offshore transactions in reliance on Regulation S, as the case may be, is then outstanding, the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate such a Global Security in the appropriate principal face amount.

                  (c) Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor. Upon receipt by the Registrar or Co-Registrar of written instructions, or such other instruction as is customary for the Depository, from the Depository or its nominee, requesting the registration of transfer of an interest in a QIB Global Security, an Accredited Investor Global Security or Regulation S Global Security, as the case may be, to another type of Global Security, together with the applicable Global Securities (or, if the applicable type of Global Security required to represent the interest as requested to be transferred is not then outstanding, only the Global Security representing the interest being transferred) and a certification, substantially in the form of Exhibit D hereto, that such interest is being transferred (I) to a Qualified Institutional Buyer, (II) to an Accredited Investor or (III) in an offshore transaction in reliance on Regulation S, as the case may by, the Registrar or Co-Registrar shall cancel such Global Securities (or Global Security) and the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate new Global Securities of the types so canceled (or the type so canceled and applicable type required to represent the interest as requested to be transferred) reflecting the applicable increase and decrease of the principal face amount of Securities represented by such types of Global Securities, giving effect to such transfer. If the applicable type of Global Security required to represent the interest as requested to be transferred is not outstanding at the time of such request, the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate a new Global Security of such type in principal face amount equal to the principal face amount of the interest requested to be transferred.

                  (d) Transfer of a Beneficial Interest in a Global Security for a Physical Security.

                  (i) Any Person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a Physical Security. Upon receipt by the Registrar or co-Registrar of written instructions, or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Security and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Securities the offer and sale of which have not been registered under the Securities Act, the following additional information and documents:

                           (A) if such beneficial interest is being transferred
                  to the Person designated by the Depository as being the beneficial owner, a certification from such Person to that effect (substantially in the form of Exhibit D hereto); or

                           (B) if such beneficial interest is being transferred
                  to a Qualified Institutional Buyer in accordance with Rule 144A, a certification to that effect (substantially in the form of Exhibit D hereto); or

                           (C) if such beneficial interest is being transferred
                  to an Institutional Accredited Investor, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and a transferee certificate for Institutional Accredited Investors substantially in the form of Exhibit E hereto; or

                           (D) if such beneficial interest is being transferred
                  in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and a transferor certificate for Regulation S transfers substantially in the form of Exhibit F hereto and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                           (E) if such beneficial interest is being transferred
                  in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                           (F) if such beneficial interest is being transferred
                  in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit D hereto) and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act, then the Registrar or co-Registrar will cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-Registrar, the aggregate principal face amount of the applicable Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.02, the Trustee will authenticate and deliver to the transferee a Physical Security in the appropriate principal face amount.

             (ii) Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.16(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar or co-Registrar in writing. The Registrar or co-Registrar shall deliver such Physical Securities to the Persons in whose names such Physical Securities are so registered.

                  (e) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture, a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                  (f) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Securities that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Securities without the Private Placement Legend if, (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Security has been sold pursuant to an effective registration statement under the Securities Act.

                  (g) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

                  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Participants or beneficial owners of interest in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section
2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.


                                  ARTICLE III.

                                   REDEMPTION

SECTION 3.01. Notices to Trustee.

                  If the Issuers want to redeem Securities pursuant to paragraph 5 or 6 of the Securities at the applicable redemption price set forth thereon, they shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed. The Issuers shall give such notice to the Trustee at least 45 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02. Selection of Securities To Be Redeemed.

                  If less than all of the Securities are to be redeemed pursuant to paragraph 5 of the Securities, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the national securities exchange, if any, on which the Securities are listed or, if the Securities are not then listed on a national securities exchange, on a pro rata basis, by lot or in such other manner as the Trustee shall deem fair and appropriate. Selection of the Securities to be redeemed pursuant to paragraph 6 of the Securities shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository) based on the aggregate principal amount of Securities held by each Holder. The Trustee shall make the selection from the Securities then outstanding, subject to redemption and not previously called for redemption.

                  The Trustee may select for redemption pursuant to paragraph 5 or 6 of the Securities portions of the principal face amount of Securities that have denominations equal to or larger than $1,000 principal face amount. Securities and portions of them the Trustee so selects shall be in amounts of $1,000 principal face amount or integral multiples thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03. Notice of Redemption.

                  At least 30 days but not more than 60 days before a Redemption Date, the Issuers shall mail a notice of redemption by first-class mail to each Holder whose Securities are to be redeemed at such Holder's registered address; provided, however, that notice of a redemption pursuant to paragraph 6 of the Securities shall be mailed to each Holder whose Securities are to be redeemed no later than 90 days following the consummation of the last Public Equity Offering or sale of Qualified Equity Interests of the Company to Strategic Equity Investors resulting in gross cash proceeds to the Company, when aggregated with all prior Public Equity Offerings and sales of Qualified Equity Interests of the Company to Strategic Equity Investors, of at least $25.0 million.

                  Each notice of redemption shall identify the Securities to be redeemed (including the CUSIP number thereon) and shall state:

                  (1) the Redemption Date;

                  (2) the redemption price;

                  (3) the name and address of the Paying Agent to which the Securities are to be surrendered for redemption;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (5) that, unless the Issuers default in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the redemption price upon surrender to the Paying Agent; and

                  (6) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.

                  At the Issuers' request, the Trustee shall give the notice of redemption on behalf of the Issuers, in the Issuers' names and at the Issuers' joint and several expense.

SECTION 3.04. Effect of Notice of Redemption.

                  Once a notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued interest thereon, if any, to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date shall be payable to the Holders of record at the close of business on the relevant Interest Record Date.

SECTION 3.05. Deposit of Redemption Price.

                  At least one Business Day before the Redemption Date, the Issuers shall deposit with the Paying Agent (or if either of the Issuers or a Subsidiary is the Paying Agent, it shall, on or before the Redemption Date, segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest, if any, on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date that have been delivered by the Issuers to the Trustee for cancellation.

                  If any Security surrendered for redemption in the manner provided in the Securities shall not be so paid on the Redemption Date due to the failure of the Issuers to deposit with the Paying Agent money sufficient to pay the redemption price thereof, the principal and accrued and unpaid interest, if any, thereon shall, until paid or duly provided for, bear interest as provided in Sections 2.12 and 4.01 with respect to any payment default.

SECTION 3.06. Securities Redeemed in Part.

                  Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.


                                   ARTICLE IV.

                                    COVENANTS

SECTION 4.01. Payment of Securities.

                  The Issuers shall jointly and severally pay the principal of and interest on the Securities in the manner provided in the Securities and the Registration Rights Agreement. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than either of the Issuers, a Subsidiary or an Affiliate of the Issuers) holds on that date money designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders of the Securities pursuant to the terms of this Indenture.

                  The Issuers shall jointly and severally pay cash interest on overdue principal at the same rate per annum borne by the Securities. The Issuers shall jointly and severally pay cash interest on overdue installments of interest at the same rate per annum borne by the Securities, to the extent lawful, as provided in Section 2.12.

SECTION 4.02. Maintenance of Office or Agency.

                  The Issuers shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section
13.02 hereof. The Issuers hereby initially designate the Trustee at its address set forth in Section 13.02 hereof as its office or agency in the Borough of Manhattan, The City of New York for such purposes.

SECTION 4.03. Transactions with Affiliates.

                  The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into any transaction (or series of related transactions) with or for the benefit of any of their respective Affiliates or any direct or indirect beneficial holder of 10% or more of the Equity Interests of the Company or any officer, director or employee of the Company or any Restricted Subsidiary (each an "Affiliate Transaction"), unless such Affiliate Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction with an unaffiliated third party. If such Affiliate Transaction (or series of related Affiliate Transactions) involves aggregate payments or other consideration having a Fair Market Value in excess of $5.0 million, the Company shall not, and shall not cause or permit any Restricted Subsidiary to, enter into such Affiliate Transaction, unless a majority of the disinterested members of the Board of Directors of the Company shall have approved such Affiliate Transaction and determined that such Affiliate Transaction complies with the foregoing provisions; provided, however, that if such Affiliate Transaction is in the ordinary course of business consistent with the past practice of any business of the Company or a Restricted Subsidiary, then there shall be no need to comply with this sentence. In the event that the Company obtains a written opinion from an Independent Financial Advisor (and files the same with the Trustee) stating that the terms of an Affiliate Transaction are fair, from a financial point of view, to the Company or the Restricted Subsidiary involved in such Affiliate Transaction, as the case may be, such opinion will conclusively meet the requirements of the first sentence of this paragraph and there shall be no need to comply with the second sentence of this paragraph.

                  Notwithstanding the foregoing, the restrictions set forth in this Section 4.03 shall not apply to (i) transactions with or among the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries; (ii) customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Company entered into in the ordinary course of business (including customary benefits thereunder) and payments under any indemnification arrangements permitted by applicable law; (iii) any transactions undertaken pursuant to any other contractual obligations in existence on the Issue Date (as in effect on the Issue Date); (iv) any Restricted Payments made in compliance with Section 4.06; (v) loans and advances to officers, directors and employees of the Company and the Restricted Subsidiaries for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business and consistent with past business practices; (vi) the Incurrence of intercompany Indebtedness permitted pursuant to clause (d) of the second paragraph of Section 4.04 hereof; (vii) the pledge of Equity Interests of Unrestricted Subsidiaries to support the Indebtedness thereof; and (viii) the issuance and sale by the Company of Qualified Equity Interests.

SECTION 4.04. Limitation on Indebtedness.

                  The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any Disqualified Equity Interests except for Permitted Indebtedness; provided, however, that the Company or any Restricted Subsidiary may Incur Indebtedness and the Company or any Restricted Subsidiary may issue Disqualified Equity Interests if, at the time of and immediately after giving pro forma effect to such Incurrence of Indebtedness or issuance of Disqualified Equity Interests and the application of the proceeds therefrom, the Debt to Operating Cash Flow Ratio would be less than or equal to
6.5 to 1.0.

                  The foregoing limitations will not apply to the Incurrence by the Company (or any Restricted Subsidiary with respect to clauses (a), (b), (d),
(e), (f), (g), (i), (j), (l) and, to the extent provided therein, clauses (h) and (k) below of this Section 4.04) of any of the following (collectively, "Permitted Indebtedness"), each of which shall be given independent effect:

                  (a) Indebtedness under the Securities, the Guaranties and this Indenture;

                  (b) Existing Indebtedness;

                  (c) Indebtedness of the Company under the Credit Facility in an aggregate principal amount at any one time outstanding not to exceed the sum of (A) $75.0 million, which amount shall be reduced by (x) any permanent reduction of commitments thereunder and (y) any other repayment accompanied by a permanent reduction of commitments thereunder (other than in connection with any refinancing thereof where the aggregate principal amount outstanding and commitments thereunder immediately prior thereto are not greater than such amounts immediately thereafter), plus (B) any amounts outstanding under the Credit Facility that utilize clause (l) of this Section 4.04;

                  (d) (x) Indebtedness of any Restricted Subsidiary owed to and held by the Company or any Restricted Subsidiary and (y) Indebtedness of the Company owed to and held by any Restricted Subsidiary that is unsecured and subordinated in right of payment to the payment and performance of the Company's obligations under any Senior Indebtedness, this Indenture and the Securities (or pledged to secure any Senior Indebtedness); provided, however, that an Incurrence of Indebtedness that is not permitted by this clause (d) shall be deemed to have occurred upon (i) any sale or other disposition of any Indebtedness of the Company or any Restricted Subsidiary referred to in this clause (d) to a Person (other than the Company or any Restricted Subsidiary), (ii) any sale or other disposition of Equity Interests of any Restricted Subsidiary that holds Indebtedness of the Company or another Restricted Subsidiary such that such Restricted Subsidiary ceases to be a Restricted Subsidiary, or
         (iii) the designation of a Restricted Subsidiary that holds Indebtedness of the Company or any other Restricted Subsidiary as an Unrestricted Subsidiary;

                  (e) guarantees by any Restricted Subsidiary of Senior Indebtedness of the Company or of Guarantor Senior Indebtedness of any Guarantor;

                  (f) Interest Rate Protection Obligations of the Company or any Restricted Subsidiary relating to Indebtedness of the Company or such Restricted Subsidiary (which Indebtedness (i) bears interest at fluctuating interest rates and (ii) is otherwise permitted to be Incurred under this Section 4.04) and guarantees by the Company or any Restricted Subsidiary of such Interest Rate Protection Obligations; provided, however, that the notional principal amount of such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate;

                  (g) Purchase Money Indebtedness and Capital Lease Obligations of the Company or any Restricted Subsidiary that do not exceed $2.0 million in the aggregate for the Company and all of its Restricted Subsidiaries at any one time outstanding;

                  (h) Indebtedness or Disqualified Equity Interests to the extent representing a replacement, renewal, refinancing or extension (collectively, a "refinancing") of outstanding Indebtedness or Disqualified Equity Interests Incurred in compliance with the Debt to Operating Cash Flow Ratio of the first paragraph of this Section 4.04 or clause (a), (b), (i) or (k) of this paragraph of this Section 4.04; provided, however, that (i) any such refinancing shall not exceed the sum of the principal amount (or, if such Indebtedness or Disqualified Equity Interests provide for a lesser amount to be due and payable upon a declaration of acceleration thereof at the time of such refinancing, an amount no greater than such lesser amount) of the Indebtedness or Disqualified Equity Interests being refinanced, plus the amount of accrued interest or dividends thereon, plus the amount of any reasonably determined prepayment premium necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith, (ii) Indebtedness representing a refinancing of Indebtedness (other than Senior Indebtedness and Guarantor Senior Indebtedness) shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced, (iii) Indebtedness that is pari passu with the Securities or a Guaranty may only be refinanced with Indebtedness that is made pari passu with or subordinate in right of payment to the Securities or such Guaranty, as applicable, and Subordinated Indebtedness or Disqualified Equity Interests may only be refinanced with Subordinated Indebtedness or Disqualified Equity Interests, (iv) with respect to any refinancing of Indebtedness Incurred pursuant to clauses (i) or (k) of this paragraph, such refinancing pursuant to this clause (h) shall also be deemed to be Incurred pursuant to clause (i) or (k), as the case may be, of this paragraph (for the avoidance of doubt, the result of which is that a refinancing does not create new debt Incurrence capacity under such clauses) and (v) Indebtedness of the Company Incurred under clauses (b) or (k) of this paragraph may only be refinanced with Indebtedness of the Company;

                  (i) Indebtedness of the Company or any Restricted Subsidiary Incurred to finance the acquisition of the exclusive right to distribute DirecTv(R) Services within designated Rural DirecTv(R) Markets; provided, however, that such Indebtedness shall be Permitted Indebtedness under this clause (i) in an amount not greater than the face amount of any letter of credit issued under the Credit Facility to support such Indebtedness, it being understood that the issuance of such letter of credit constitutes a reduction in the amount of Permitted Indebtedness available to be Incurred under clause (c) of this Section 4.04.

                  (j) indemnification obligations of the Company or any Restricted Subsidiary and guarantees thereof under agreements providing for the disposition of assets or one or more businesses or Restricted Subsidiaries; provided, however, that such obligations do not exceed at any time the Fair Market Value of the gross proceeds received by the Company and its Restricted Subsidiaries for such disposition;

                  (k) Acquired Indebtedness of any Restricted Subsidiary Incurred upon the Acquisition of such Restricted Subsidiary or substantially all of its assets (other than Acquired Indebtedness incurred in connection with or in anticipation of such Acquisition) and Indebtedness of the Company not to exceed, in the aggregate, an amount equal to the product of two multiplied by the sum of the aggregate net proceeds received in cash by the Company (x) as capital contributions to the Company for which no Equity Interests were issued after the Issue Date and (y) from the issue and sale (other than to a Restricted Subsidiary) of its Qualified Equity Interests after the Issue Date (excluding (i) the net proceeds from any issuance and sale of Qualified Equity Interests financed, directly or indirectly, using funds borrowed from the Company or any Restricted Subsidiary until and to the extent such borrowing is repaid, (ii) any of such net proceeds to the extent that such proceeds were at any time included in clause (c)(2) of the first paragraph or clause (ii), (iii) or (iv) of the second paragraph of Section 4.06 hereof based upon such proceeds and (iii) the net proceeds from any issuance or sale of Qualified Equity Interests to a seller or its Affiliates in connection with such Acquisition); and

                  (l) in addition to the items referred to in clauses (a) through (k) above, Indebtedness of the Company or any of the Restricted Subsidiaries (including any Indebtedness under the Credit Facility that utilizes this clause (l)) or any Restricted Subsidiaries having an aggregate principal amount for the Company and all of its Restricted Subsidiaries not to exceed $5.0 million at any time outstanding.

                  Indebtedness of any Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary (or is merged into or consolidated with the Company or any Restricted Subsidiary), whether or not such Indebtedness was incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary (or being merged into or consolidated with the Company or any Restricted Subsidiary), shall be deemed Incurred at the time any such Person becomes a Restricted Subsidiary or merges into or consolidates with the Company or any Restricted Subsidiary.

SECTION 4.05. Disposition of Proceeds of Asset Sales.

                  (a) The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, make any Asset Sale, unless
(i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of and (ii) at least 80% of such consideration consists of (A) cash or Cash Equivalents, (B) properties and capital assets to be used in distributing DirecTv(R) Services, other services provided by DirecTv, Inc. or other high-powered DBS services, or (C) Equity Interests in one or more Persons that thereby become Restricted Subsidiaries whose assets consist primarily of properties and capital assets used in distributing DirecTv(R) Services, other services provided by DirecTv, Inc. or other high-powered DBS services; provided, however, that if the Fair Market Value of the assets sold or otherwise disposed of exceeds $25.0 million, the Company shall be required to obtain the written opinion from an Independent Financial Advisor (and file such opinion with the Trustee) stating that the terms of such Asset Sale are fair, from a financial point of view, to the Company or the Restricted Subsidiary involved in such Asset Sale. The amount of any (i) Indebtedness (other than any Subordinated Indebtedness) of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and from which the Company and the Restricted Subsidiaries are fully released shall be deemed to be cash for purposes of determining the percentage of cash consideration received by the Company or the Restricted Subsidiaries and
(ii) notes or other similar obligations received by the Company or the Restricted Subsidiaries from such transferee that are immediately converted, sold or exchanged (or are converted, sold or exchanged within thirty days of the related Asset Sale) by the Company or the Restricted Subsidiaries into cash shall be deemed to be cash, in an amount equal to the net cash proceeds realized upon such conversion, sale or exchange for purposes of determining the percentage of cash consideration received by the Company or the Restricted Subsidiaries.

                  The Company or such Restricted Subsidiary, as the case may be, may (i) apply the Net Cash Proceeds of any Asset Sale within 365 days of receipt thereof to repay Senior Indebtedness and permanently reduce any related commitment, (ii) commit in writing to acquire, construct or improve properties and capital assets to be used in distributing DirecTv(R) Services, other services provided by DirecTv, Inc. or other high-powered DBS services at such time and so apply such Net Cash Proceeds within 365 days after the receipt thereof, or (iii) apply the Net Cash Proceeds of any Asset Sale within 365 days after receipt thereof to the making of any Investment that is permitted to be made under Section 4.06.

                  To the extent that all or part of the Net Cash Proceeds of any Asset Sale are not applied within 365 days of such Asset Sale as described in clause (i), (ii) or (iii) of the immediately preceding paragraph (such Net Cash Proceeds, the "Unutilized Net Cash Proceeds"), the Company shall, within 20 days after such 365th day, make an Offer to Purchase all outstanding Securities up to a maximum principal amount of Securities equal to the Securities Portion of Unutilized Net Cash Proceeds, at a purchase price in cash equal to 100% of the principal amount of Securities, plus accrued and unpaid interest (including Additional Interest, if any) thereon, if any, to the Purchase Date; provided, however, that the Offer to Purchase may be deferred until there are aggregate Unutilized Net Cash Proceeds equal to or in excess of $5.0 million, at which time the entire amount of such Unutilized Net Cash Proceeds, and not just the amount in excess of $5.0 million, shall be applied as required pursuant to this paragraph.

                  In the event that any other Indebtedness of the Company or any Restricted Subsidiary that ranks pari passu with the Securities or any Guaranty requires that an offer to purchase be made to repurchase such Indebtedness upon the consummation of any Asset Sale (the "Other Indebtedness"), the Company may apply the Unutilized Net Cash Proceeds otherwise required to be applied to an Offer to Purchase to an offer to purchase such Other Indebtedness and to an Offer to Purchase so long as the amount of such Unutilized Net Cash Proceeds applied to repurchase the Securities is not less than the Securities Portion of Unutilized Net Cash Proceeds. With respect to any Unutilized Net Cash Proceeds, the Company shall make the Offer to Purchase in respect thereof at the same time as the analogous offer to purchase is made under any Other Indebtedness and the Purchase Date in respect thereof shall be the same under this Indenture as the purchase date in respect thereof pursuant to any Other Indebtedness.

                  For purposes of this Section 4.05, "Securities Portion of Unutilized Net Cash Proceeds" means the amount of the Unutilized Net Cash Proceeds equal to the product of (x) the Unutilized Net Cash Proceeds and (y) a fraction the numerator of which is the principal amount of all Securities tendered pursuant to the Offer to Purchase related to such Unutilized Net Cash Proceeds (the "Securities Amount") and the denominator of which is the sum of the Securities Amount and the lesser of the aggregate principal face amount or accreted value as of the relevant purchase date of all Other Indebtedness tendered pursuant to a concurrent offer to purchase such Other Indebtedness made at the time of such Offer to Purchase.

                  With respect to any Offer to Purchase effected pursuant to this Section 4.05, to the extent that the principal amount of the Securities tendered pursuant to such Offer to Purchase exceeds the Securities Portion of Unutilized Net Cash Proceeds to be applied to the repurchase thereof, such Securities shall be purchased pro rata based on the principal amount of such Securities tendered by each Holder.

                  In the event that the Issuers make an Offer to Purchase the Securities, the Issuers shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act, and any violation of the provisions of this Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed an Event of Default or an event that with the passing of time or giving of notice, or both, would constitute an Event of Default.

                  (b) Each Holder shall be entitled to tender all or any portion of the Securities owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal face amount and subject to any proration among tendering Holders as described above.

SECTION 4.06. Limitation on Restricted Payments.

                  The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly,

                    (i) declare or pay any dividend or any other distribution on any Equity Interests of the Company or any Restricted Subsidiary or make any payment or distribution to the direct or indirect holders (in their capacities as such) of Equity Interests of the Company or any Restricted Subsidiary (other than any dividends, distributions and payments made to the Company or any Wholly Owned Restricted Subsidiary and dividends or distributions payable to any Person solely in Qualified Equity Interests of the Company or in options, warrants or other rights to purchase Qualified Equity Interests of the Company);

                   (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary (other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary);

                  (iii) purchase, redeem, defease or retire for value, or make any principal payment on, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness (other than any Subordinated Indebtedness held by any Wholly Owned Restricted Subsidiary); or

                   (iv) make any Investment (other than Permitted Investments or Permitted Acquisition Deposits) in any Person (other than in the Company, any Restricted Subsidiary or a Person that becomes a Restricted Subsidiary, or is merged with or into or consolidated with the Company or a Restricted Subsidiary (provided the Company or a Restricted Subsidiary is the survivor) as a result of or in connection with such Investment);

(such payments or any other actions (other than the exceptions thereto) described in (i), (ii), (iii) and (iv) collectively, "Restricted Payments"), unless

                  (a) no Default or Event of Default shall have occurred and be continuing at the time or after giving effect to such Restricted Payment;

                  (b) immediately after giving effect to such Restricted Payment, the Company would be able to Incur $1.00 of Indebtedness (other than Permitted Indebtedness) under the Debt to Operating Cash Flow Ratio of the first paragraph of Section 4.04; and

                  (c) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the Issue Date does not exceed an amount equal to the sum of (1) the difference between (x) the Cumulative Operating Cash Flow determined at the time of such Restricted Payment and (y) 150% of cumulative Consolidated Interest Expense of the Company determined for the period commencing on the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of such Restricted Payment for which consolidated financial information of the Company is available, plus
         (2) the aggregate net cash proceeds received by the Company either (x) as capital contributions to the Company after the Issue Date or (y) from the issue and sale (other than to a Restricted Subsidiary) of its Qualified Equity Interests after the Issue Date (excluding (i) the net proceeds from any issuance and sale of Qualified Equity Interests financed, directly or indirectly, using funds borrowed from the Company or any Restricted Subsidiary until and to the extent such borrowing is repaid and (ii) any such proceeds to the extent that such proceeds were included at any time in clause (k) of Section 4.04), plus (3) the principal amount (or accrued or accreted amount, if less) of any Indebtedness of the Company or any Restricted Subsidiary Incurred after the Issue Date that has been converted into or exchanged for Qualified Equity Interests of the Company, plus (4) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Cumulative Operating Cash Flow) equal to the lesser of: (i) the return of capital with respect to such Investment, (ii) the amount of such Investment that was treated as a Restricted Payment, and (iii) the amount of cash received by the Company or a Wholly Owned Restricted Subsidiary for such disposition or in such repayment, less in any case, the cost of the disposition of such Investment and net of taxes, plus, (5) so long as the Designation thereof was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with
         Section 4.17, the Company's proportionate interest in the lesser of the Fair Market Value and the net worth of any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with Section 4.17 not to exceed in any case the Designation Amount with respect to such Restricted Subsidiary upon its Designation, plus (6) (to the extent not included in the computation of Cumulative Operating Cash Flow) the amount of cash dividends or cash distributions (other than to pay taxes) received from any Unrestricted Subsidiary since the Issue Date, minus (7) the greater of (i) $0 and
         (ii) the Designation Amount (measured as of the date of Designation) with respect to any Subsidiary of the Company that has been designated as an Unrestricted Subsidiary after the Issue Date in accordance with
         Section 4.17.

                  The foregoing provisions will not prevent (i) the payment of any dividend or distribution on, or redemption of, Equity Interests within 60 days after the date of declaration of such dividend or distribution or the giving of formal notice of such redemption, if at the date of such declaration or giving of formal notice such payment or redemption would comply with the provisions of this Indenture; (ii) the purchase, redemption, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent issue and sale (other than to a Restricted Subsidiary) of, Qualified Equity Interests of the Company; provided, however, that any such net cash proceeds and the value of any Equity Interests issued in exchange for such retired Equity Interests are excluded from clause (c)(2) of the preceding paragraph and clause (k) of Section 4.04 (and were not included therein at any time); (iii) the purchase, redemption, retirement, defeasance or other acquisition of Subordinated Indebtedness, or any other payment thereon, made in exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of (x) Qualified Equity Interests of the Company; provided, however, that any such net cash proceeds and the value of any Equity Interests issued in exchange for Subordinated Indebtedness are excluded from clauses (c)(2) and
(c)(3) of the preceding paragraph and clause (k) of Section 4.04 (and were not included therein at any time) or (y) other Subordinated Indebtedness having no stated maturity for the payment of principal thereof prior to the final stated maturity of the Securities; (iv) any Investment to the extent that the consideration therefor consists of the net cash proceeds of the substantially concurrent issue and sale (other than to a Restricted Subsidiary) of Qualified Equity Interests of the Company; provided, however, that any such net cash proceeds are excluded from clause (c)(2) of the preceding paragraph and clause
(k) of Section 4.04 (and were not included therein at any time); (v) the purchase, redemption or other acquisition, cancellation or retirement for value of Equity Interests, or options, warrants, equity appreciation rights or other rights to purchase or acquire Equity Interests (or distributions by any Restricted Subsidiary to the Company to permit such purchase, redemption or other acquisition, cancellation or retirement for value), of the Company or any Restricted Subsidiary, or similar securities, held by officers or employees or former officers or employees of the Company or any Restricted Subsidiary (or their estates or beneficiaries under their estates), upon death, disability, retirement or termination of employment, not to exceed $1.0 million in any calendar year, and (vi) the payment of any dividend or distribution on Equity Interests of the Company or any Restricted Subsidiary to the extent necessary to permit the direct or indirect beneficial owners of such Equity Interests to pay federal, state and local income tax liabilities arising from income of the Company or such Restricted Subsidiary and attributable to them solely as a result of the Company or such Restricted Subsidiary (and any intermediate entity through which such holder owns such Equity Interests) being a partnership or a similar pass-through entity, or ignored as an entity separate from its owner, for federal, state or local income tax purposes; provided, however, that in the case of each of clauses (ii), (iii) and (iv) no Default or Event of Default (and, in the case of clause (v), no Default or Event of Default under clause
(1), (2) or (3) of Section 6.01) shall have occurred and be continuing or would arise therefrom. For purposes of this paragraph, any Investment made in any Person that subsequently becomes a Restricted Subsidiary shall be deemed not to be outstanding so long as such Person is a Restricted Subsidiary.

                  In determining the amount of Restricted Payments permissible under this Section 4.06, amounts expended pursuant to clauses (i) and (v) of the immediately preceding paragraph shall be included as Restricted Payments and amounts expended pursuant to clauses (ii), (iii), (iv) and (vi) shall be excluded. The amount of any non-cash Restricted Payment shall be deemed to be equal to the Fair Market Value thereof at the date of the making of such Restricted Payment.

SECTION 4.07. Corporate Existence.

                  Subject to Article Five, each of the Issuers shall do or shall cause to be done all things necessary to preserve and keep in full force and effect its corporate, partnership or other existence and the corporate, partnership or other existence of each Restricted Subsidiary in accordance with the respective organizational documents of each such Restricted Subsidiary and the rights (charter and statutory) and material franchises of the Company and the Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or franchise, or the corporate existence of any Restricted Subsidiary, if the Board of

Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, adverse in any material respect to the Holders; provided, further however, that a determination of the Board of Directors of the Company shall not be required in the event of a merger of one or more Wholly Owned Restricted Subsidiaries of the Company with or into another Wholly Owned Restricted Subsidiary of the Company or another Person, if the surviving Person is a Wholly Owned Restricted Subsidiary of the Company organized under the laws of the United States or a State thereof or of the District of Columbia.

SECTION 4.08. Payment of Taxes and Other Claims.

                  The Issuers shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon either of the Issuers or any Restricted Subsidiary or upon the income, profits or property of either of the Issuers or any Restricted Subsidiary and (2) all lawful claims for labor, materials and supplies which, in each case, if unpaid, may by law become a material liability, or Lien upon the property, of either of the Issuers or any Restricted Subsidiary; provided, however, that neither Issuer shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made.

SECTION 4.09. Notice of Defaults.

                  (a) In the event that any Indebtedness of the Company or any of its Subsidiaries is declared due and payable before its maturity because of the occurrence of any default (or any event that, with notice or lapse of time, or both, would constitute such a default) under such Indebtedness, the Company shall promptly give written notice to the Trustee of such declaration, the status of such default or event and what action the Company is taking or proposes to take with respect thereto.

                  (b) Upon becoming aware of any Default or Event of Default, the Company shall promptly deliver an Officers' Certificate to the Trustee specifying the Default or Event of Default.

SECTION 4.10. Maintenance of Properties and Insurance.

                  (a) The Company shall cause all material properties owned by or leased to it or any Restricted Subsidiary and used in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in normal condition, repair and working order, normal and tear excepted, and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.10 shall prevent the Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors or of the board of directors of the Restricted Subsidiary concerned, or of an officer (or other agent employed by the Company or of any Restricted Subsidiary) of the Company or such Restricted Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any Restricted Subsidiary, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

                  (b) The Company shall maintain, and shall cause the Restricted Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size, including property and casualty loss, and workers' compensation insurance. Anything contained herein to the contrary notwithstanding, the Company shall not be required to obtain business interruption insurance.

SECTION 4.11. Compliance Certificate.

                  The Issuers shall deliver to the Trustee within 45 days after the end of each of the first three fiscal quarters of the Company and within 90 days after the close of each fiscal year a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of each Issuer stating that a review of the activities of the Issuers has been made under the supervision of the signing officers with a view to determining whether a Default or Event of Default has occurred and whether or not the signers know of any Default or Event of Default by either of the Issuers that occurred during such fiscal quarter or fiscal year. If they do know of such a Default or Event of Default, the certificate shall describe all such Defaults or Events of Default, their status and the action the Issuers are taking or propose to take with respect thereto. The first certificate to be delivered by the Issuers pursuant to this Section 4.11 shall be for the fiscal quarter ending September 30, 1997.

SECTION 4.12. Provision of Financial Information.

                  Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the SEC (if permitted by SEC practice and applicable law and regulations) the annual reports, quarterly reports and other documents that the Company would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so subject, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Issuers were so subject. The Company shall also in any event (a) within 15 days of each Required Filing Date (whether or not permitted or required to be filed with the SEC) (i) transmit (or cause to be transmitted) by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders, and (ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents that the Company is required to file with the SEC pursuant to the preceding sentence, or, if such filing is not so permitted, information and data of a similar nature, and (b) if, notwithstanding the preceding sentence, filing such documents by the Company with the SEC is not permitted by SEC practice or applicable law or regulations, promptly upon written request supply copies of such documents to any Holder. In addition, for so long as any Securities remain outstanding, the Company will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, and, to any beneficial holder of Securities, if not obtainable from the SEC, information of the type that would be filed with the SEC pursuant to the foregoing provisions, upon the request of any such holder. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.13. Waiver of Stay, Extension or Usury Laws.

                  Each of the Issuers and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, that would prohibit or forgive either Issuer or such Guarantor from paying all or any portion of the principal of and/or interest, if any, on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Issuers and each Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.14. Change of Control.

                  (a) Following the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Issuers shall notify the Holders of the Securities of such occurrence in the manner prescribed by this Indenture and shall, within 20 days after the Change of Control Date, jointly and severally make an Offer to Purchase all Securities then outstanding at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest (including Additional Interest, if any) thereon, if any, to the Purchase Date. The Issuers' obligations may be satisfied if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements of this Indenture applicable to an Offer to Purchase made by the Issuers and purchases all Securities validly tendered and not withdrawn under such Offer to Purchase. Each Holder shall be entitled to tender all or any portion of the Securities owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal face amount.

                  (b) On or prior to the Purchase Date specified in the Offer to Purchase, the Issuers shall (i) accept for payment all Securities or portions thereof validly tendered pursuant to the Offer, (ii) deposit with the Paying Agent (or, if either Issuer or a Subsidiary is acting as the Paying Agent, segregate and hold in trust as provided in Section 2.04) money sufficient to pay the Purchase Price of all Securities or portions thereof so accepted and
(iii) deliver or cause to be delivered to the Trustee for cancellation all Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Issuers. The Paying Agent (or either of the Issuers or a Subsidiary, if so acting) shall promptly mail or deliver to Holders of Securities so accepted, payment in an amount equal to the Purchase Price for such Securities, and the Trustee shall promptly authenticate and mail or deliver to each Holder of Securities a new Security or Securities equal in principal amount at maturity to any unpurchased portion of the Security surrendered as requested by the Holder. Any Security not accepted for payment shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers shall publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.

                  (c) If the Issuers make an Offer to Purchase, the Issuers will comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable federal or state securities laws and regulations and any applicable requirements of any securities exchange on which the Securities are listed, and any violation of the provisions of this Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed an Event of Default or an event that, with the passing of time or giving of notice, or both, would constitute an Event of Default.

SECTION 4.15. Limitation on Senior Subordinated Indebtedness.

                  (a) The Issuers shall not, directly or indirectly, Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Securities and expressly rank subordinate in right of payment to any Senior Indebtedness.

                  (b) The Company shall not permit any Guarantor to and no Guarantor shall, directly or indirectly, Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Guaranty of such Guarantor and expressly rank subordinate in right of payment to any Guarantor Senior Indebtedness of such Guarantor.

SECTION 4.16. Limitations on Dividend and Other Payment Restrictions Affecting
              Restricted Subsidiaries.

                  The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions to the Company or any other Restricted Subsidiary on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (b) make loans or advances to, or guarantee any Indebtedness or other obligations of, the Company or any other Restricted Subsidiary, or (c) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) the Credit Facility or any other agreement of the Company or the Restricted Subsidiaries outstanding on the Issue Date, in each case as in effect on the Issue Date, and any amendments, restatements, renewals, replacements or refinancings thereof; provided, however, that any such amendment, restatement, renewal, replacement or refinancing is no more restrictive in the aggregate with respect to such encumbrances or restrictions than those contained in the Credit Facility on the Issue Date; (ii) applicable law; (iii) any instrument governing Indebtedness or Equity Interests of an Acquired Person acquired by the Company or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred by such Acquired Person in connection with, as a result of or in contemplation of such acquisition); provided, however, that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary, or the properties or assets of the Company or any Restricted Subsidiary, other than the Acquired Person; (iv) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices and non-assignment provisions in agreements between the Company or any Restricted Subsidiary and the NRTC with respect to DBS services; (v) Purchase Money Indebtedness for property acquired in the ordinary course of business that only imposes encumbrances and restrictions on the property so acquired; (vi) any agreement for the sale or disposition of the Equity Interests or assets of any Restricted Subsidiary; provided, however, that such encumbrances and restrictions described in this clause (vi) are only applicable to such Restricted Subsidiary or assets, as applicable, and any such sale or disposition is made in compliance with Section 4.05 to the extent applicable thereto; (vii) refinancing Indebtedness permitted under clause (h) of the second paragraph of
Section 4.04; provided, however, that the encumbrances and restrictions contained in the agreements governing such Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing; (viii) this Indenture; or (ix) any such customary encumbrance or restriction existing under any other security agreement, instrument or document hereafter in effect; provided, however, that the terms and conditions of any such encumbrance or restriction are not more restrictive than those contained in the Credit Facility as in effect on the Issue Date.

SECTION 4.17. Designation of Unrestricted Subsidiaries.

                  (a) The Company may designate after the Issue Date any Subsidiary of the Company as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if:

                  (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

                  (ii) at the time of and after giving effect to such Designation, the Company could Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Debt to Operating Cash Flow Ratio of the first paragraph of Section 4.04; and

                  (iii) the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to the first paragraph of Section 4.06 in an amount (the "Designation Amount") equal to the Fair Market Value of the Company's proportionate interest in the net worth of such Subsidiary on such date calculated in accordance with GAAP.

                  Notwithstanding the above, no Subsidiary of the Company shall be designated an Unrestricted Subsidiary if such Subsidiary (i) distributes, directly or indirectly, DirecTv(R) Services or has any right, title or interest in the revenue or profits in, or holds any Lien in respect of, such distribution or (ii) conducts, directly or indirectly, the High Power Satellite Transmission Business or the business of distributing high power DBS services to subscribers, or has any interest in any such business or the right to receive the income or profits therefrom.

                  Neither the Company nor any Restricted Subsidiary shall at any time (x) provide credit support for, subject any of its property or assets (other than the Equity Interests of any Unrestricted Subsidiary) to the satisfaction of, or guarantee, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary, or (z) be directly or indirectly liable for any Indebtedness that provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary, except, in the case of clause (x) or (y), to the extent otherwise permitted under the terms of this Indenture, including, without limitation, pursuant to Sections 4.05 and 4.06, and except for any non-recourse guarantee given solely to support the pledge by the Company or any Restricted Subsidiary of the Equity Interests of any Unrestricted Subsidiary.

                  (b) The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

                  (i) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

                  (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of this Indenture.

                  All Designations and Revocations must be evidenced by resolutions of the Board of Directors of the Company, delivered to the Trustee certifying compliance with the foregoing provisions.

SECTION 4.18. Limitation on Liens.

                  The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Liens of any kind against or upon any of their respective properties or assets now owned or hereafter acquired, or any proceeds therefrom or any income or profits therefrom, to secure any Indebtedness unless contemporaneously therewith effective provision is made to secure the Securities equally and ratably with such Indebtedness with a Lien on the same properties and assets securing Indebtedness for so long as such Indebtedness is secured by such Lien, except for (i) Liens securing any Senior Indebtedness or any guarantee of Senior Indebtedness by any Restricted Subsidiary and (ii) Permitted Liens.

SECTION 4.19. Deposit of Funds with Escrow Agent.

                  The Issuers shall initially place $38,750,000 million of the net proceeds realized from the sale of the Series A Securities in the Interest Escrow Account held by the Escrow Agent for the benefit of the Holders of the Securities. The disbursement of such funds shall be governed by the Interest Escrow Agreement and the Security Agreement. Such funds, together with the proceeds from the investment thereof, will secure, and will be sufficient (and shall be applied) to pay, the first four semi-annual interest payments on the Securities. Funds will be released from the Interest Escrow Account, pro rata, to reflect any reduction in the outstanding principal amount of Securities prior to the fourth semi-annual interest payment date.

                  Pending disbursement, funds maintained in the Interest Escrow Account will be invested in Marketable Securities.


SECTION 4.20. Guaranty of Securities by Subsidiaries.

                  The Company shall cause each Restricted Subsidiary which is not a party hereto to jointly and severally guarantee the Issuers' Obligations under this Indenture and the Securities; provided however, that the Guaranty shall be subordinated in right of payment to all Guarantor Senior Indebtedness pursuant to the subordination provisions of Article Twelve. The Company shall cause each Restricted Subsidiary issuing a Guaranty to (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall become a party to this Indenture and thereby unconditionally guarantee all of the Issuers' Obligations under the Securities and this Indenture on the terms set forth in Article Eleven and Article Twelve hereof, and (ii) deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary (which opinion may be subject to customary assumptions and qualifications). Thereafter, such Restricted Subsidiary shall (unless released in accordance with the terms of this Indenture) be a Guarantor for all purposes of this Indenture.

SECTION 4.21. Limitations on Conduct of Business of Capital and the Company.

                  Capital will not hold any operating assets or other properties or conduct any business other than to serve as an Issuer and co-obligor with respect to the Securities and will not own any Equity Interests of any Person to the extent that such ownership would cause such Person to be deemed a Subsidiary of Capital.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any business, either directly or through any Subsidiary, except for those businesses in which the Company and its Restricted Subsidiaries were engaged on the Issue Date or businesses reasonably related thereto.

SECTION 4.22. Payments for Consent.

                  None of the Issuers or any of the Company's Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of a Security for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders of the Securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.


                                   ARTICLE V.

                         MERGERS; SUCCESSOR CORPORATION

SECTION 5.01. Mergers, Sale of Assets, etc.

                  (a) No Issuer shall consolidate with or merge with or into (whether or not such Issuer is the Surviving Person) any other entity and the Company shall not and shall not cause or permit any Restricted Subsidiary to, sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Company's properties and assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries) to any entity in a single transaction or series of related transactions, unless: (i) either (x) such Issuer shall be the Surviving Person or (y) the Surviving Person (if other than such Issuer) shall be, in the case of Capital, a corporation, or in any other case, a corporation, partnership or limited liability company organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia, and shall, in any such case, expressly assume by a supplemental indenture, the due and punctual payment of the principal of, premium, if any, and interest on all the Securities and the performance and observance of every covenant of this Indenture, the Collateral Documents and the Registration Rights Agreement to be performed or observed on the part of the Issuers; (ii) immediately thereafter, no Default or Event of Default shall have occurred and be continuing; and (iii) immediately after giving effect to any such transaction involving the Incurrence by the Company or any Restricted Subsidiary, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of the Company or any Restricted Subsidiary in connection with or as a result of such transaction as having been Incurred at the time of such transaction), the Surviving Person could Incur, on a pro forma basis after giving effect to such transaction as if it had occurred at the beginning of the latest fiscal quarter for which consolidated financial statements of the Company are available, at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Debt to Operating Cash Flow Ratio of the first paragraph of Section 4.04; (iv) the Issuers have delivered to the Trustee an opinion of counsel to the effect that the holders of the Securities will not recognize gain or loss for federal income tax purposes as a result of such transaction; and (v) immediately thereafter the Surviving Person shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of such Issuer immediately prior to such transaction.

                  Notwithstanding the foregoing, Capital may merge into the Company upon or at any time following a Corporation Conversion, and clauses
(iii), (iv) and (v) of the first paragraph of this Section 5.01(a) shall not apply in the case of a merger by the Company if (i) the Company is the Surviving Person, (ii) the consideration issued or paid by the Company in such merger consists solely of Qualified Equity Interests of the Company, and (iii) immediately after giving effect to such merger, (x) if the Debt to Operating Cash Flow Ratio immediately before such merger is positive, the Debt to Operating Cash Flow Ratio immediately after such merger does not exceed such ratio immediately prior to such merger (giving pro forma effect to the merger as described in clause (iii) of the first paragraph of this Section 5.01(a)) or (y) if the Debt to Operating Cash Flow Ratio immediately before such merger is negative, the Company shall have Consolidated Net Worth immediately after such merger equal to or greater than the Consolidated Net Worth of the Company immediately prior to such merger.

                  For purposes of this Section 5.01(a), the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all the properties and assets of one or more Restricted Subsidiaries the Equity Interest of which constitutes all or substantially all the properties and assets of the Company shall be deemed to be the transfer of all or substantially all the properties and assets of the Company.

                  (b) Subject to the requirements of subparagraph (a) of this
Section 5.01, in the event of a sale of all or substantially all the assets of any Guarantor or all of the Equity Interests of any Guarantor, by way of merger, consolidation or otherwise, then the Surviving Person of any such merger or consolidation, or such Guarantor, if all of its Equity Interests are sold, shall be released and relieved of any and all obligations under the Guaranty of such Guarantor if (i) the Person or entity surviving such merger or consolidation or acquiring the Equity Interests of such Guarantor is not a Restricted Subsidiary, and (ii) the Net Cash Proceeds from such sale are used after such sale in a manner that complies with the provisions of Section 4.05. Except as provided in the preceding sentence, no Guarantor shall consolidate with or merge with or into another Person, whether or not such Person is affiliated with such Guarantor and whether or not such Guarantor is the Surviving Person, unless (i) the Surviving Person is a corporation, partnership or limited liability company organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, (ii) the Surviving Person (if other than such Guarantor) assumes all the Obligations of such Guarantor under the Securities, this Indenture and the Registration Rights Agreement pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, (iii) at the time of and immediately after such Disposition, no Default or Event of Default shall have occurred and be continuing, and (iv) the Surviving Person will have Consolidated Net Worth (immediately after giving pro forma effect to the Disposition) equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction; provided, however, that clause
(iv) of this paragraph shall not be a condition to a merger or consolidation of a Guarantor if such merger or consolidation only involves the Company and/or one or more Wholly Owned Restricted Subsidiaries.

SECTION 5.02. Successor Corporation Substituted.

                  In the event of any transaction (other than a lease) described in and complying with the conditions listed in Section 5.01(a) or (b), in which an Issuer, or any Guarantor, that is a party to such transaction is not the Surviving Person and the Surviving Person is to assume all of the Obligations of such Issuer or any such Guarantor under the Securities, this Indenture and the Registration Rights Agreement pursuant to a supplemental indenture, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer or any such Guarantor, as applicable, and such Issuer or such Guarantor, as applicable, shall be discharged from its Obligations under this Indenture, the Securities and the Guaranty, as applicable.


                                   ARTICLE VI.

                              DEFAULT AND REMEDIES

SECTION 6.01. Events of Default.

                  Each of the following shall be an "Event of Default" for purposes of this Indenture:

                  (1) failure to pay principal of (or premium, if any, on) any Security when due, whether or not such payment is prohibited by Article Eight hereof;

                  (2) failure to pay any interest on any Security when due, continued for 30 days or more, whether or not such payment is prohibited by Article Eight hereof;

                  (3) default in the payment of principal of or interest on Securities required to be purchased pursuant to any Offer to Purchase required by this Indenture when due and payable or failure to pay on the Purchase Date the Purchase Price for any Security validly tendered pursuant to any Offer to Purchase, whether or not such payment is prohibited by Article Eight hereof;

                  (4) failure to perform or comply with any of the provisions of
         Section 5.01 hereof;

                  (5) failure to perform or comply with any of the provisions of
         Section 4.19 or the Collateral Documents;

                  (6) failure to perform any other covenant, warranty or agreement under this Indenture or in the Securities, and the Default continues for the period and after the notice specified in the last paragraph of this Section 6.01;

                  (7) a default or defaults under the terms of one or more instruments evidencing or securing Indebtedness of any Issuer or any of the Company's Significant Restricted Subsidiaries having an outstanding principal amount of $5.0 million or more individually or in the aggregate that has resulted in the acceleration of the payment of such Indebtedness; provided, however, that it shall not be an Event of Default if such Indebtedness shall have been repaid in full or such acceleration shall have been rescinded within 20 days;

                  (8) there shall have been any final judgment or judgments (not subject to appeal) against any Issuer or any of the Company's Significant Restricted Subsidiaries in an amount of $2.0 million or more (net of any amounts covered by reputable and creditworthy insurance companies) that remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

                  (9) any Issuer or any Significant Restricted Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:

                           (A) admits in writing its inability to pay its debts
                  generally as they become due,

                           (B) commences a voluntary case or proceeding,

                           (C) consents to the entry of an order for relief
                  against it in an involuntary case or proceeding,

                           (D) consents or acquiesces in the institution of a
                  bankruptcy or insolvency proceeding against it,

                           (E) consents to the appointment of a Custodian of it
                  or for all or substantially all of its property, or

                           (F) makes a general assignment for the benefit of its
                  creditors, or any of them takes any action to authorize or effect any of the foregoing;

                  (10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against any Issuer or any
                  Significant Restricted Subsidiary of the Company in an involuntary case or proceeding,

                           (B) appoints a Custodian of any Issuer or any
                  Significant Restricted Subsidiary of the Company or for all or substantially all of its property, or

                           (C) orders the liquidation of any Issuer or any
                  Significant Restricted Subsidiary of the Company, and in each case the order or decree remains unstayed and in effect for 60 days; provided, however, that if the entry of such order or decree is appealed and dismissed on appeal, then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured; or

                  (11) any Guaranty of a Guarantor shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guaranty.

                  The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                  A Default under clause (6) is not an Event of Default until the Trustee notifies the Issuers, or the Holders of at least 25% in principal amount of the outstanding Securities notify the Issuers and the Trustee, of the Default in writing and the Issuers do not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." Such notice shall be given by the Trustee if so requested by the Holders of at least 25% in principal amount of the Securities then outstanding. When a Default is cured, it ceases.

SECTION 6.02. Acceleration.

                  If an Event of Default with respect to the Securities (other than an Event of Default specified in clause (9) or (10) of Section 6.01 with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities by notice in writing to the Company (and to the Trustee if given by the Holders) may declare the Default Amount to be due and payable immediately and, upon any such declaration, such Default Amount, notwithstanding anything contained in this Indenture or the Securities to the contrary, but subject to the provisions limiting payment described in Article Eight shall become immediately due and payable; provided, however, that so long as the Credit Facility shall be in full force and effect, if an Event of Default shall have occurred and be continuing (other than an Event of Default specified in clause (9) or (10) of Section 6.01 with respect to the Company), the Securities shall not become due and payable until the earlier to occur of (x) five Business Days following delivery of a written notice of such acceleration of the Securities to the agent under the Credit Facility and (y) the acceleration (ipso facto or otherwise) of any Indebtedness under the Credit Facility.

                  If an Event of Default specified in clause (9) or (10) of
Section 6.01 with respect to an Issuer occurs under this Indenture, the Default Amount shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Securities.

                  After a declaration of acceleration, but before a judgment or decree of the money due in respect of the Securities has been obtained, the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if all existing Events of Default (other than the nonpayment of principal of (and premium, if any) or interest on the Securities which has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities, this Indenture or either of the Collateral Documents.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy maturing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Default.

                  Subject to Sections 2.09, 6.07 and 10.02, prior to the declaration of acceleration of the Securities, the Holders of not less than a majority in aggregate principal amount of the outstanding Securities by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of, premium or interest on any Security as specified in clauses (1), (2) and (3) of Section
6.01 or a Default in respect of any term or provision of this Indenture that may not be amended or modified without the consent of each Holder affected as provided in Section 10.02. The Issuers shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Issuers, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Securities, respectively. This paragraph of this Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

                  Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture, the Collateral Documents and the Securities, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.05. Control by Majority.

                  Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction. This
Section 6.05 shall be in lieu of Section 316(a)(1)(A) of the TIA, and such
Section 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

SECTION 6.06. Limitation on Suits.

                  A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                  (i) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (ii) the Holders of at least 25% in aggregate principal amount of the outstanding Securities make a written request to the Trustee to pursue a remedy;

                  (iii) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (v) during such 60-day period the Holders of a majority in principal amount of the outstanding Securities (excluding Affiliates of the Company) do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

                  A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

SECTION 6.07. Rights of Holders To Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of or interest on a Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08. Collection Suit by Trustee.

                  If an Event of Default in payment of principal or interest specified in Section 6.01(1), (2) or (3) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest overdue on principal and to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. Trustee May File Proofs of Claim.

                  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.10. Priorities.

                  If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

                  First: to the Trustee for amounts due under Section 7.07;

                  Second: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                  Third: to the Issuers.

                  The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

SECTION 6.11. Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder or group of Holders of more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for the enforcement or the payment of the principal or interest on any Securities on or after the respective due dates expressed in the Security.


                                  ARTICLE VII.

                                     TRUSTEE

SECTION 7.01. Duties of Trustee.

                  (a) If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) Except during the continuance of a Default:

                  (1) The Trustee shall not be liable except for the performance of such duties as are specifically set forth herein; and

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions conforming to the requirements of this Indenture; however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01;

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive from such Holders an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense that may be incurred by it in compliance with such request or direction.

                  (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02. Rights of Trustee.

                  Subject to Section 7.01:

                  (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel, which shall conform to the provisions of Section 13.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                  (c) The Trustee may act through attorneys and agents of its selection and shall not be responsible for the misconduct or negligence of any agent or attorney (other than an agent who is an employee of the Trustee) appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers.

                  (e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

                  (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Securityholders pursuant to this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction.

                  (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

                  (i) The Trustee shall not be deemed to have notice of any Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless the Trustee shall have received written notice thereof at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

SECTION 7.03. Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, subject to Section 7.10 hereof. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

SECTION 7.04. Trustee's Disclaimer.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuers' use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication.

SECTION 7.05. Notice of Defaults.

                  If a Default or an Event of Default occurs and is continuing and the Trustee knows of such Defaults or Events of Default, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 30 days after the occurrence thereof or, if later, within 10 days after such Default or Event of Default becomes known to the Trustee. Except in the case of a Default or an Event of Default in payment of principal of or interest on any Security or a Default or Event of Default in complying with Section 5.01 hereof, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Securityholders. This Section 7.05 shall be in lieu of the proviso to ss. 315(b) of the TIA and such proviso to ss. 315(b) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

SECTION 7.06. Reports by Trustee to Holders.

                  If required by TIA Section 313(a), within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA
Section 313(b), (c) and (d).

                  A copy of each such report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange, if any, on which the Securities are listed.

                  The Issuers shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or of any delisting thereof.

SECTION 7.07. Compensation and Indemnity.

                  The Issuers shall jointly and severally pay to the Trustee from time to time such compensation as the Issuers and the Trustee shall from time to time agree in writing for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall jointly and severally reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including fees, disbursements and expenses of its agents and counsel) incurred or made by it in addition to the compensation for its services except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence or bad faith. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 9.01 hereof.

                  The Issuers shall jointly and severally indemnify the Trustee for, and hold it harmless against any and all loss, damage, claims, liability or expense, including taxes (other than franchise taxes imposed on the Trustee and taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that such loss, damage, claim, liability or expense is due to its own negligence or bad faith. The Trustee shall notify the Issuers promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers shall defend the claim and the Trustee shall cooperate in the defense (and may employ its own counsel) at the Issuers' expense; provided, however, that the Issuers' reimbursement obligation with respect to counsel employed by the Trustee will be limited to the reasonable fees and expenses of such counsel.

                  The Issuers need not pay for any settlement made without their written consent, which consent shall not be unreasonably withheld. The Issuers need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee as a result of the violation of this Indenture by the Trustee.

                  To secure the Issuers' payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of or interest on particular Securities or the Purchase Price or redemption price of any Securities to be purchased or pursuant to an Offer to Purchase or redeem.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(9) or (10) occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Issuers' obligations under this
Section 7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Issuers' obligations pursuant to Article Nine and any rejection or termination under any Bankruptcy Law.

SECTION 7.08. Replacement of Trustee.

                  The Trustee may resign at any time by so notifying the Issuers in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee and the Issuers in writing and may appoint a successor Trustee with the Issuers' consent. The Issuers may remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged a bankrupt or an insolvent under any Bankruptcy Law;

                  (3) a custodian or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. As promptly as practicable after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in
Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of at least 10% in principal amount of the outstanding Securities may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Issuers' obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger, etc.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking corporation, the resulting, surviving or transferee corporation or banking corporation without any further act shall be the successor Trustee provided such successor Trustee must meet the requirements set forth in Section 7.10.

SECTION 7.10. Eligibility; Disqualification.

                  This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA Sections 310(a)(1) and 310(a)(2). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any "conflicting interest" within the meaning of TIA Section 310(b), the Trustee and the Issuers shall comply with the provisions of TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, the Trustee shall resign immediately in the manner and with the effect hereinbefore specified in this Article Seven.

SECTION 7.11. Preferential Collection of Claims Against Company.

                  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE VIII.

                           SUBORDINATION OF SECURITIES

SECTION 8.01. Securities Subordinated to Senior Indebtedness.

                  Each of the Issuers covenants and agrees, and the Trustee and each Holder of the Securities by its acceptance thereof likewise covenant and agree, that all Securities shall be issued subject to the provisions of this Article Eight; and each person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of, premium, if any, and interest on the Securities by either of the Issuers shall, to the extent and in the manner set forth in this Article Eight, be subordinated and junior in right of payment to the prior payment in full in cash of all amounts payable under Senior Indebtedness.

SECTION 8.02. No Payment on Securities in Certain Circumstances.

                  (a) Upon the occurrence of a Non-Payment Event of Default on Designated Senior Indebtedness, no payment or distribution of any assets or securities of either of the Issuers of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of either of the Issuers being subordinated to the payment of the Securities by either of the Issuers, but excluding any payment or distribution of Permitted Junior Securities and excluding payments from the Interest Escrow Account) may be made by or on behalf of either of the Issuers, including, without limitation, by way of set-off or otherwise, for or on account of the Securities, or for or on account of the purchase, redemption, defeasance or other acquisition of Securities, and neither the Trustee nor any Holder or owner of any Securities shall take or receive from either of the Issuers, directly or indirectly in any manner, payment in respect of all or any portion of the Securities, for a period (a "Payment Blockage Period") commencing on the date of receipt by the Trustee of written notice from the Representative (as defined below) of such Non-Payment Event of Default unless and until (subject to any blockage of payments that may then be in effect under Section 8.02(b)) the earliest of (x) the date on which more than 179 days shall have elapsed since receipt of such written notice by the Trustee, (y) such Non-Payment Event of Default shall have been cured or waived in writing or shall have ceased to exist or such Designated Senior Indebtedness shall have been paid in full or (z) such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the Representative, after which, in the case of clause (x), (y) or (z), the Issuers shall resume making any and all required payments in respect of the Securities, including any missed payments. Notwithstanding any other provision of this Indenture, (x) in no event shall a Payment Blockage Period commenced in accordance with the provisions of this Indenture described in this paragraph extend beyond 179 days from the date of the receipt by the Trustee of the notice referred to above, (y) there shall be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage Period is in effect and (z) not more than one Payment Blockage Period may be commenced with respect to the Securities during any period of 360 consecutive days. Notwithstanding any other provision of this Indenture, no event of default with respect to Designated Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period initiated by the Representative shall be, or be made, the basis for the commencement of any other Payment Blockage Period initiated by the Representative, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

                  (b) No payment or distribution of any assets or securities of either of the Issuers or any Restricted Subsidiary of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Securities by the Company, but excluding any payment or distribution of Permitted Junior Securities and excluding payments from the Interest Escrow Account) may be made by or on behalf of either of the Issuers or any Restricted Subsidiary, including, without limitation, by way of set-off or otherwise, for or on account of the Securities, except from those funds held in trust for the benefit of Holders of any Securities pursuant to the procedures set forth under Section 9.01, or for or on account of the purchase, redemption, defeasance or other acquisition of the Securities, and neither the Trustee nor any Holder or owner of any Securities shall take or receive from either of the Issuers or any Restricted Subsidiary, directly or indirectly in any manner, payment in respect of all or any portion of the Securities following the delivery by the representative of the holders of Designated Senior Indebtedness under or in respect of the Credit Facility, for so long as there shall exist any Designated Senior Indebtedness under or in respect of the Credit Facility, and thereafter, the holders of Designated Senior Indebtedness (in either such case, the "Representative") to the Trustee of written notice of (i) the occurrence of a Payment Default on Designated Senior Indebtedness or (ii) the occurrence of a Non-Payment Event of Default on Designated Senior Indebtedness and the acceleration of the maturity of Designated Senior Indebtedness in accordance with its terms and in any such event, such prohibition shall continue until such Payment Default is cured, waived in writing or ceases to exist or such acceleration has been rescinded or otherwise cured. At such time as the prohibition set forth in the preceding sentence shall no longer be in effect, subject to the provisions of Section 8.02(a), the Issuers shall resume making any and all required payments in respect of the Securities, including any missed payments.

                  (c) In the event that, notwithstanding the foregoing provision prohibiting such payment, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 8.02, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Designated Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Designated Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of Designated Senior Indebtedness that such prohibited payment has been made, the holders of the Designated Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee in writing of the amounts then due and owing on the Designated Senior Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of Designated Senior Indebtedness.

SECTION 8.03. Payment Over of Proceeds upon Dissolution, etc.

                  (a) Upon any payment or distribution of assets or securities of either of the Issuers of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and payments from the Interest Escrow Account), upon any dissolution or other winding-up or liquidation, rearrangement or reorganization of either of the Issuers, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings or any general assignment for the benefit of creditors or other marshalling of assets or liabilities of either Issuer (except in connection with the merger or consolidation of either Issuer or liquidation or dissolution following the transfer of substantially all of its assets, upon the terms and conditions permitted under the circumstances described in Section 5.01), all Senior Indebtedness shall first be paid and satisfied in full in cash before the Holders of the Securities or the Trustee on behalf of such Holders shall be entitled to receive any payment by the Issuers of the principal of, premium, if any, or interest on the Securities (other than payments from the Interest Escrow Account), or any payment by the Issuers to acquire any of the Securities for cash, property or securities, or any distribution by the Issuers with respect to the Securities of any cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding payments from the Interest Escrow Account). Before any payment may be made by, or on behalf of, the Issuers of the principal of, premium, if any, or interest on the Securities (other than payments from the Interest Escrow Account) upon any such dissolution or winding-up or liquidation, rearrangement or reorganization, any payment or distribution of assets or securities of the Issuers of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding payments from the Interest Escrow Account) to which the Holders of the Securities or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by the Issuers or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Senior Indebtedness might have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

                  (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, the Trustee or any Holder of Securities receives any payment or distribution of assets of either of the Issuers of any kind, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding payments from the Interest Escrow Account), including, without limitation, by way of set-off or otherwise, in respect of the Securities at a time when such payment or distribution is prohibited by Section 8.03 and before all Senior Indebtedness of the Company is paid and satisfied in full in cash, then such payment or distribution shall be held by the recipient in trust for the benefit of holders of Senior Indebtedness and will be immediately paid over or delivered to the trustee in bankruptcy or such other Person making payment or distribution of assets of the Company to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any current payment or distribution, or provision therefor, to or for the holders of Senior Indebtedness.

                  The consolidation of the Company with, or the merger of the Company with or into, a corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to a corporation upon the terms and conditions provided in Article Five shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 8.03 if such corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five.

SECTION 8.04. Subrogation.

                  Upon the payment in full in cash of all Senior Indebtedness, or provision for payment, the Holders of the Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company made on such Senior Indebtedness until the principal of, premium, if any, and interest on the Securities shall be paid in full in cash; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee on their behalf would be entitled except for the provisions of this Article Eight, and no payment over pursuant to the provisions of this Article Eight to the holders of Senior Indebtedness by Holders of the Securities or the Trustee on their behalf shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this Article Eight are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

                  If any payment or distribution to which the Holders of the Securities would otherwise have been entitled but for the provisions of this Article Eight shall have been applied, pursuant to the provisions of this Article Eight, to the payment of all amounts payable under Senior Indebtedness, then and in such case, the Holders of the Securities shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount required to make payment in full, or provision for payment, of such Senior Indebtedness.

SECTION 8.05. Obligations of Issuers Unconditional.

                  Nothing contained in this Article Eight or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Issuers and the Holders of the Securities, the obligation of the Issuers, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Issuers other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holder of any Security or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Eight of the holders of the Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

                  Without limiting the generality of the foregoing, nothing contained in this Article Eight shall restrict the right of the Trustee or the Holders of Securities to take any action to declare the Securities to be due and payable prior to their stated maturity pursuant to Section 6.01 or to pursue any rights or remedies hereunder; provided, however, that all Senior Indebtedness then due and payable shall first be paid in full before the Holders of the Securities or the Trustee are entitled to receive any direct or indirect payment from the Company of principal of, premium, if any, or interest on the Securities.

SECTION 8.06. Notice to Trustee.

                  The Issuers shall give prompt written notice to the Trustee of any fact known to the Issuers that would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Eight. The Trustee shall not be charged with knowledge of the existence of any event of default with respect to any Senior Indebtedness or of any other facts that would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of each of the Issuers, or by a holder of Senior Indebtedness or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided that if the Trustee shall not have received the notice provided for in this Section 8.06 at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Security), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from the Issuers and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after such prior date. Nothing contained in this Section 8.06 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by Section 8.03. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person purporting to be a holder of any Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder.

                  In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Eight, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Eight, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 8.07. Reliance on Judicial Order or Certificate of Liquidating Agent.

                  Upon any payment or distribution of assets or securities referred to in this Article Eight, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eight.

SECTION 8.08. Trustee's Relation to Senior Indebtedness.

                  The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Eight with respect to any Senior Indebtedness that may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

                  With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Eight, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness (except as provided in Section 8.02(c) or 8.03(b)). The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Eight or otherwise.

SECTION 8.09. Subordination Rights Not Impaired by Acts or Omissions of the
              Issuers or Holders of Senior Indebtedness.

                  No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuers or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Issuers with the terms of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with. The provisions of this Article Eight are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

SECTION 8.10. Securityholders Authorize Trustee To Effectuate Subordination of
              Securities.

                  Each Holder of Securities by its acceptance of such Securities authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Eight, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of either of the Issuers (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of either of the Issuers, the filing of a claim for the unpaid balance of its Securities in the form required in those proceedings.

SECTION 8.11. This Article Not To Prevent Events of Default.

                  The failure to make a payment on account of principal of, premium, if any, or interest on the Securities by reason of any provision of this Article Eight shall not be construed as preventing the occurrence of an Event of Default specified in clause (1), (2) or (3) of Section 6.01.

SECTION 8.12. Trustee's Compensation Not Prejudiced.

                  Nothing in this Article Eight shall apply to amounts due to the Trustee pursuant to other sections in this Indenture, including, without limitation, Section 7.07.

SECTION 8.13. No Waiver of Subordination Provisions.

                  Without in any way limiting the generality of Section 8.09, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article Eight or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Issuers and any other Person.

SECTION  8.14. Subordination Provisions Not Applicable to Collateral Held in
               Trust for Securityholders; Payments May Be Paid Prior to Dissolution.

                  All money and Government Securities deposited in trust with the Trustee pursuant to and in accordance with Article Nine shall be for the sole benefit of the Holders and shall not be subject to this Article Eight.

                  Nothing contained in this Article Eight or elsewhere in this Indenture shall prevent (i) the Issuers, except under the conditions described in Section 8.02, from making payments of principal of, premium, if any, and interest on the Securities, or from depositing with the Trustee any moneys for such payments or from effecting a termination of the Issuers' and the Guarantors' obligations under the Securities and this Indenture as provided in Article Nine, or (ii) the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of, premium, if any, and interest on the Securities, to the holders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in
Section 8.02(a) or 8.02(b) or in Section 8.06. The Issuers shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of either of the Issuers.

SECTION 8.15. Acceleration of Securities.

                  If payment of the Securities is accelerated because of an Event of Default, the Issuers shall promptly notify holders of the Senior Indebtedness of the acceleration.


                                   ARTICLE IX.

                             DISCHARGE OF INDENTURE

SECTION 9.01 Option to Effect Legal Defeasance or Covenant Defeasance.

         Subject to the provisions of Article Eight, the Issuers may terminate their and the Guarantors' substantive obligations in respect of the Securities by delivering all outstanding Securities to the Trustee for cancellation and paying all sums payable by them on account of principal of, premium, if any, and interest on all Securities or otherwise. In addition to the foregoing, subject to the provisions of Article Eight with respect to the creation of the defeasance trust provided for in Section 9.04(a), the Issuers and the Guarantors may, at the option of their respective Boards of Directors evidenced by resolutions set forth in an Officers' Certificate for each such entity, at any time, with respect to the Securities, elect to have either Section 9.02 or 9.03 be applied to all outstanding Securities upon compliance with the conditions set forth below in this Article Nine.

SECTION 9.02 Legal Defeasance and Discharge.

         Upon the exercise by the Issuers and the Guarantors under Section 9.01 of the option applicable to this Section 9.02, the Issuers and the Guarantors shall be deemed to have been discharged from their respective obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that each of the Guarantors shall be deemed to be released from its respective Guaranty and each of the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of
Section 9.05 and the other Sections of this Indenture referred to in (a) and (b) below of this paragraph, and to have satisfied all of their other respective obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities to receive payments in respect of the principal of, premium, if any, and interest (including Additional Interest, if any) on such Securities when such payments are due, or on the redemption date, as the case may be, (b) the Issuers' obligations with respect to such Securities under Sections 2.05, 2.07, 2.08, 2.10, 2.11 and 4.02, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers' obligations in connection therewith and (d) this Article Nine. Subject to compliance with this Article Nine, the Issuers and the Guarantors may exercise the option under this Section 9.02 notwithstanding the prior exercise of the option under Section 9.03 with respect to the Securities.

SECTION 9.03 Covenant Defeasance.

         Upon the exercise by the Issuers and the Guarantors under Section 9.01 of the option applicable to this Section 9.03, each of the Guarantors and each of the Issuers shall be released from its respective obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.06, 4.09, 4.10, 4.11, 4.12,
4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21 and 4.22 and Article Five with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, each of the Issuers and each of the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 6.01(4), 6.01(5) and 6.01(6), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the exercise by the Guarantors and the Issuers under Section 9.01 of the option applicable to this Section 9.03, Sections 6.01(7) and 6.01(8) shall not constitute Events of Default.

SECTION 9.04 Conditions to Legal or Covenant Defeasance.

         The following shall be the conditions to the application of either
Section 9.02 or Section 9.03 to the outstanding Securities:

                  (a) The Issuers shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article Nine applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (i) cash in United States Dollars, (ii) non-callable Government Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in United States Dollars, or (iii) a combination thereof, in such amounts, as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee at the expense of the Issuers, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of, premium, if any, and interest (including Additional Interest, if any) on the outstanding Securities on the stated maturity or on the applicable optional redemption date, as the case may be, of such principal or installment of principal, premium, if any, or interest (including Additional Interest, if any); provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such non-callable Government Securities to said payments with respect to the Securities;

                  (b) In the case of an election under Section 9.02, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee confirming that (i) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (c) In the case of an election under Section 9.03, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as Section 6.01(9) or 6.01(10) is concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                  (e) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which either of the Issuers is a party or by which either of the Issuers is bound;

                  (f) Each of the Issuers shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by such Issuer pursuant to its election under Section 9.02 or 9.03 was not made by such Issuer with the intent of preferring the Holders over any other creditors of such Issuer or with the intent of defeating, hindering, delaying or defrauding creditors of such Issuer or others; and

                  (g) Each of the Issuers shall have delivered to the Trustee an Officers' Certificate stating that all conditions precedent provided for or relating to either the Legal Defeasance under Section 9.02 or the Covenant Defeasance under Section 9.03 (as the case may be) have been complied with as contemplated by this Section 9.04.

SECTION 9.05 Deposited Money and Government Securities to be Held in Trust;
             Other Miscellaneous Provisions.

         Subject to Section 9.06, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 9.05, the "Trustee") pursuant to
Section 9.04 in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or a Guarantor, if any, acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Issuers shall jointly and severally pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 9.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

         Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by it as provided in
Section 9.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 9.04(a)) at the expense of the Company, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 9.06 Repayment to Company.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest (including Additional Interest, if any) on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest (including Additional Interest, if any) has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustees thereof, shall thereupon cease; provided, however, that the Trustee or such Paying

Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 9.07 Reinstatement.

         If the Trustee or Paying Agent is unable to apply any United States Dollars or Government Securities in accordance with Section 9.02 or 9.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of each of the Guarantors and each of the Issuers under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.02 or 9.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with
Section 9.02 or 9.03, as the case may be; provided, however, that, if either of the Issuers makes any payment of principal of, premium, if any, or interest (including Additional Interest, if any) on any Security following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.


                                   ARTICLE X.

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.01. Without Consent of Holders.

                  The Issuers and the Guarantors, when authorized by a resolution of their respective Boards of Directors, and the Trustee may amend or supplement this Indenture, the Securities or the Collateral Documents without notice to or consent of any Securityholder:

                           (i) to cure any ambiguity, defect or inconsistency;
                  provided, however, that such amendment or supplement does not adversely affect the rights of any Holder;

                           (ii) to effect the assumption by a successor Person
                  of all obligations of either Issuer under the Securities, this Indenture, the Registration Rights Agreement and the Collateral Documents in connection with any transaction complying with Article Five of this Indenture;

                           (iii) to provide for uncertificated Securities in
                  addition to or in place of certificated Securities;

                           (iv) to comply with any requirements of the SEC in
                  order to effect or maintain the qualification of this Indenture under the TIA;

                           (v) to make any change that would provide any
                  additional benefit or rights to the Holders;

                           (vi) to make any other change that does not adversely
                  affect the rights of any Holder under this Indenture;

                           (vii) to evidence the succession of another Person to
                  any Guarantor and the assumption by any such successor of the covenants of such Guarantor herein and in the Guaranty;

                           (viii) to add to the covenants of the Issuers or the
                  Guarantors for the benefit of the Holders, or to surrender any right or power herein conferred upon the Issuers or any Guarantor;

                           (ix) to secure the Securities pursuant to the
                  requirements of Section 4.18 or otherwise; or

                           (x) to reflect the release of a Guarantor from its
                  obligations with respect to its Guarantee in accordance with the provisions of Section 11.03 and to add a Guarantor pursuant to the requirements of Section 4.20;

provided, however, that the Issuers have delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this Section 10.01.

SECTION 10.02. With Consent of Holders.

                  Subject to Section 6.07, the Issuers and the Guarantors, when authorized by a resolution of their respective Boards of Directors, and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to Section 6.07, the Holders of a majority in principal amount of the outstanding Securities may waive compliance by the Issuers or any Guarantor with any provision of this Indenture, the Collateral Documents or the Securities. However, without the consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to
Section 6.04, may not:

                  (1) change the Stated Maturity of the principal of or any installment of interest on any Security or alter the optional redemption or repurchase provisions of any Security or this Indenture in a manner adverse to the Holders of the Securities;

                  (2) reduce the principal amount (or the premium) of any Security;

                  (3) reduce the rate of or extend the time for payment of interest on any Security;

                  (4) change the place or currency of payment of the principal of (or premium, if any) or interest on any Security;

                  (5) modify any provisions of Section 6.04 (other than to add sections of this Indenture or the Securities subject thereto) or 6.07 or this Section 10.02 (other than to add sections of this Indenture or the Securities which may not be amended, supplemented or waived without the consent of each Securityholder affected);

                  (6) reduce the percentage of the principal amount of outstanding Securities necessary for amendment to or waiver of compliance with any provision of this Indenture or the Securities or for waiver of any Default;

                  (7) waive a default in the payment of the principal of or interest on or redemption payment with respect to any Security (except a rescission of acceleration of the Securities by the Holders as provided in Section 6.02 and a waiver of the payment default that resulted from such acceleration);

                  (8) modify the ranking or priority of the Securities or of the Guaranties in respect of any Guarantor, or modify the definition of Senior Indebtedness or Guarantor Senior Indebtedness, or amend or modify any of the provisions of Article Eight or Article Twelve in any manner adverse to the Holders;

                  (9) release any Guarantor from any of its obligations under its Guaranty or this Indenture otherwise than in accordance with this Indenture;

                  (10) modify the provisions relating to any Offer to Purchase required pursuant to Section 4.05 or 4.14 in a manner materially adverse to the Holders; or

                  (11) release any of the Collateral from the lien created by the Security Agreement prior to the time specified therein.

                  An amendment under this Section 10.02 may not make any change under Article Eight, Article Nine, Article Eleven or Article Twelve hereof that adversely affects in any material respect the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any representative thereof authorized to give a consent) shall have consented to such change.

                  It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section
10.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 10.03. Compliance with Trust Indenture Act.

                  Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 10.04. Revocation and Effect of Consents.

                  Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Security or portion of such Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

                  The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Securities entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders of Securities at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders of such Securities after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through (10) of Section 10.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 10.05. Notation on or Exchange of Securities.

                  If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determine, the Issuers in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 10.06. Trustee To Sign Amendments, etc.

                  The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Ten is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Issuers and the Guarantors, enforceable in accordance with its terms (subject to customary exceptions). The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive an indemnity reasonably satisfactory to it.


                                   ARTICLE XI.

                                    GUARANTY

SECTION 11.01. Unconditional Guaranty.

                  Each Guarantor hereby unconditionally, jointly and severally, guarantees to each Holder of a Security authenticated by the Trustee and to the Trustee and its successors and assigns that: the principal of, premium, if any, and interest on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and interest on any overdue interest on the Securities and all other obligations of the Issuers to the Holders or the Trustee hereunder or under the Securities will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in Section 11.04. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against either Issuer, any action to enforce the same or any other circumstance that may otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of either Issuer, any right to require a proceeding first against either Issuer, protest, notice and all demands whatsoever and covenants that the Guaranty will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture, and this Guaranty. If any Holder or the Trustee is required by any court or otherwise to return to either Issuer, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either Issuer or any Guarantor, any amount paid by either Issuer or any Guarantor to the Trustee or such Holder, this Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purpose of this Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guaranty.

SECTION 11.02. Severability.

                  In case any provision of this Guaranty shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.03. Release of a Guarantor.

                  If the Securities are defeased in accordance with the terms of
Section 9.02 of this Indenture, or if Section 5.01(b) is complied with, then each Guarantor (in the case of such a defeasance) or the applicable Guarantor (in the case of compliance with Section 5.01(b)) shall be deemed released from all obligations under this Article Eleven without any further action required on the part of the Trustee or any Holder. The Trustee shall, at the sole cost and expense of the Company and upon receipt at the reasonable request of the Trustee of an Opinion of Counsel that the provisions of this Section 11.03 have been complied with, deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 11.03. Any Guarantor not released pursuant to the first sentence of this Section 11.03 remains liable for the full amount of principal of, premium, if any, and interest on the Securities and the other obligations of the Company hereunder as provided in this Article Eleven.

SECTION 11.04. Limitation of Guarantor's Liability.

                  Each Guarantor, and by its acceptance hereof each Holder and the Trustee, hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guaranty not constitute a fraudulent transfer or conveyance for purposes of title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. federal or state or other applicable law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guaranty shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guaranty or pursuant to Section 11.05, result in the obligations of such Guarantor under the Guaranty not constituting such fraudulent transfer or conveyance.

SECTION 11.05. Contribution.

                  In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under the Guaranty, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount, based on the net assets of each Guarantor (including the Funding Guarantor), determined in accordance with GAAP, subject to Section 11.04, for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Issuers' obligations with respect to the Securities or any other Guarantor's obligations with respect to the Guaranty.

SECTION 11.06. Subordination of Subrogation and Other Rights.

                  Each Guarantor hereby agrees that any claim against either Issuer that arises from the payment, performance or enforcement of such Guarantor's obligations under its Guaranty or this Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of such Guarantor shall be made before, the payment in full in cash of all outstanding Securities in accordance with the provisions provided therefor in this Indenture.

SECTION 11.07. Applicability of Article Eleven.

                  Anything contained in this Article Eleven to the contrary notwithstanding, Article Eleven shall not apply unless and until a Person is required to become a Guarantor pursuant to Section 4.20 hereof.


                                  ARTICLE XII.

                            SUBORDINATION OF GUARANTY

SECTION 12.01. Guaranty Obligations Subordinated to Guarantor Senior
               Indebtedness.

                  Each Guarantor covenants and agrees, and the Trustee and each Holder of the Securities by its acceptance thereof likewise covenant and agree, that the Guaranty shall be issued subject to the provisions of this Article Twelve; and each person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of, premium, if any, and interest on the Securities pursuant to the Guaranty made by or on behalf of any Guarantor shall, to the extent and in the manner set forth in this Article Twelve, be subordinated and junior in right of payment to the prior payment in full in cash of all amounts payable under Guarantor Senior Indebtedness of such Guarantor.

SECTION 12.02. No Payment on Guarantees in Certain Circumstances.

                  (a) Upon the occurrence of a Non-Payment Event of Default on Designated Senior Indebtedness of a Guarantor, no payment or distribution of any assets or securities of such Guarantor of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of such Guarantor being subordinated to the payment of the Securities by such Guarantor, but excluding any payment or distribution of Permitted Junior Guarantor Securities and excluding payments from the Interest Escrow Account) may be made by or on behalf of such Guarantor, including, without limitation, by way of set-off or otherwise, for or on account of the Securities, or for or on account of the purchase, redemption, defeasance or other acquisition of Securities, and neither the Trustee nor any Holder or owner of any Securities shall take or receive from such Guarantor, directly or indirectly in any manner, payment in respect of all or any portion of the Securities, for a period (a "Guarantor Payment Blockage Period") commencing on the date of receipt by the Trustee of written notice from the Representative of such Non-Payment Event of Default unless and until (subject to any blockage of payments that may then be in effect under Section 12.02(b)) the earliest of (x) the date on which more than 179 days shall have elapsed since receipt of such written notice by the Trustee, (y) such Non-Payment Event of Default shall have been cured or waived in writing or shall have ceased to exist or such Designated Senior Indebtedness shall have been paid in full or (z) such Guarantor Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the Representative, after which, in the case of clause (x), (y) or (z), such Guarantor shall resume making any and all required payments in respect of the Securities, including any missed payments. Notwithstanding any other provision of this Indenture, (x) in no event shall a Guarantor Payment Blockage Period commenced in accordance with the provisions of this Indenture described in this paragraph extend beyond 179 days from the date of the receipt by the Trustee of the notice referred to above, (y) there shall be a period of at least 181 consecutive days in each 360-day period when no Guarantor Payment Blockage Period is in effect and (z) not more than one Guarantor Payment Blockage Period may be commenced with respect to the Securities during any period of 360 consecutive days. Notwithstanding any other provision of this Indenture, no event of default with respect to Designated Senior Indebtedness of a Guarantor which existed or was continuing on the date of the commencement of any Guarantor Payment Blockage Period initiated by the Representative shall be, or be made, the basis for the commencement of any other Guarantor Payment Blockage Period initiated by the Representative, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

                  (b) No payment or distribution of any assets or securities of any Guarantor of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of such Guarantor being subordinated to the payment of the Securities by the Company, but excluding any payment or distribution of Permitted Junior Guarantor Securities and excluding payments from the Interest Escrow Account) may be made by or on behalf of any Guarantor pursuant to the terms of such Guarantor's Guaranty including, without limitation, by way of set-off or otherwise, for or on account of the Securities, except from those funds held in trust for the benefit of Holders of any Securities pursuant to the procedures set forth under Section 9.01, or for or on account of the purchase, redemption, defeasance or other acquisition of the Securities, and neither the Trustee nor any Holder or owner of any Securities shall take or receive from any Guarantor, directly or indirectly in any manner, payment in respect of the Guarantor's Guaranty following the delivery by the Representative to the Trustee of written notice of (i) the occurrence of a Payment Default on Designated Senior Indebtedness of such Guarantor or (ii) the occurrence of a Non-Payment Event of Default on Designated Senior Indebtedness of such Guarantor and the acceleration of the maturity of Designated Senior Indebtedness of such Guarantor in accordance with its terms and in any such event, such prohibition shall continue until such Payment Default is cured, waived in writing or ceases to exist or such acceleration has been rescinded or otherwise cured. At such time as the prohibition set forth in the preceding sentence shall no longer be in effect, subject to the provisions of Section 12.02(a), the Guarantors shall resume making any and all required payments in respect of the Guaranties, including any missed payments.

                  (c) In the event that, notwithstanding the foregoing provision prohibiting such payment, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 12.02, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Designated Senior Indebtedness of the applicable Guarantor or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Designated Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of such Designated Senior Indebtedness that such prohibited payment has been made, the holders of such Designated Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee in writing of the amounts then due and owing on such Designated Senior Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of such Designated Senior Indebtedness.

SECTION 12.03. Payment Over of Proceeds upon Dissolution, etc.

                  (a) Upon any payment or distribution of assets or securities of any Guarantor of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Guarantor Securities and payments from the Interest Escrow Account), upon any dissolution or other winding-up or liquidation, rearrangement or reorganization of such Guarantor, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings or any general assignment for the benefit of creditors or other marshalling of assets or liabilities of such Guarantor (except in connection with the merger or consolidation of such Guarantor or liquidation or dissolution following the transfer of substantially all of its assets, upon the terms and conditions permitted under the circumstances described in Section 5.01), all Guarantor Senior Indebtedness of such Guarantor shall first be paid and satisfied in full in cash before the Holders of the Securities or the Trustee on behalf of such Holders shall be entitled to receive any payment by such Guarantor with respect to its Guaranty (other than payments from the Interest Escrow Account), or any payment by such Guarantor to acquire any of the Securities for cash, property or securities, or any distribution by such Guarantor with respect to the Securities of any cash, property or securities (excluding any payment or distribution of Permitted Junior Guarantor Securities and excluding payments from the Interest Escrow Account). Before any payment may be made by, or on behalf of, any Guarantor of the principal of, premium, if any, or interest on the Securities (other than payments from the Interest Escrow Account) upon any such dissolution or winding-up or liquidation, rearrangement or reorganization, any payment or distribution of assets or securities of such Guarantor of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Guarantor Securities and excluding payments from the Interest Escrow Account) to which the Holders of the Securities or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by such Guarantor or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, directly to the holders of the Guarantor Senior Indebtedness of such Guarantor (pro rata to such holders on the basis of the respective amounts of such Guarantor Senior Indebtedness held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Guarantor Senior Indebtedness might have been issued, as their respective interests may appear, to the extent necessary to pay all such Guarantor Senior Indebtedness in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Indebtedness.

                  (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, the Trustee or any Holder of Securities receives any payment or distribution of assets of a Guarantor of any kind, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Guarantor Securities and excluding payments from the Interest Escrow Account), including, without limitation, by way of set-off or otherwise, in respect of such Guarantor's Guaranty at a time when such payment or distribution is prohibited by Section 12.03 and before all Guarantor Senior Indebtedness of such Guarantor is paid and satisfied in full in cash, then such payment or distribution shall be held by the recipient in trust for the benefit of holders of Guarantor Senior Indebtedness of such Guarantor and will be immediately paid over or delivered to the trustee in bankruptcy or such other Person making payment or distribution of assets of such Guarantor to the extent necessary to make payment in full in cash of all Guarantor Senior Indebtedness of such Guarantor remaining unpaid, after giving effect to any current payment or distribution, or provision therefor, to or for the holders of Guarantor Senior Indebtedness of such Guarantor.

                  The consolidation of a Guarantor with, or the merger of a Guarantor with or into, a corporation or the liquidation or dissolution of a Guarantor following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to a corporation upon the terms and conditions provided in Article Five shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 12.03 if such corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five. The consolidation of any Guarantor with, or the merger of any Guarantor with or into the Company or any other Guarantor, or the liquidation or dissolution of any Guarantor following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to the Company or any other Guarantor shall not be deemed a dissolution, winding-up, liquidation or reorganization for purposes of this Section 12.03.

SECTION 12.04. Subrogation.

                  Upon the payment in full in cash of all Guarantor Senior Indebtedness of a Guarantor, or provision for payment, the Holders of the Securities shall be subrogated to the rights of the holders of such Guarantor Senior Indebtedness to receive payments or distributions of cash, property or securities of such Guarantor made on such Guarantor Senior Indebtedness until the principal of, premium, if any, and interest on the Securities shall be paid in full in cash; and, for the purposes of such subrogation, no payments or distributions to the holders of such Guarantor Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee on their behalf would be entitled except for the provisions of this Article Twelve, and no payment over pursuant to the provisions of this Article Twelve to the holders of such Guarantor Senior Indebtedness by Holders of the Securities or the Trustee on their behalf shall, as between such Guarantor, its creditors other than holders of such Guarantor Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment by such

Guarantor to or on account of such Guarantor Senior Indebtedness. It is understood that the provisions of this Article Twelve are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of Guarantor Senior Indebtedness of each Guarantor, on the other hand.

                  If any payment or distribution to which the Holders of the Securities would otherwise have been entitled but for the provisions of this Article Twelve shall have been applied, pursuant to the provisions of this Article Twelve, to the payment of all amounts payable under Guarantor Senior Indebtedness, then and in such case, the Holders of the Securities shall be entitled to receive from the holders of such Guarantor Senior Indebtedness any payments or distributions received by such holders of Guarantor Senior Indebtedness in excess of the amount required to make payment in full, or provision for payment, of such Guarantor Senior Indebtedness.

SECTION 12.05. Obligations of Guarantors Unconditional.

                  Nothing contained in this Article Twelve or elsewhere in this Indenture or in the Securities or the Guaranties is intended to or shall impair, as among the Guarantors and the Holders of the Securities, the obligation of each Guarantor, which is absolute and unconditional, to pay to the Holders of the Securities the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with the terms of the Guaranty of such Guarantor, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of any Guarantor other than the holders of Guarantor Senior Indebtedness of such Guarantor, nor shall anything herein or therein prevent the Holder of any Security or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Twelve of the holders of Guarantor Senior Indebtedness in respect of cash, property or securities of any Guarantor received upon the exercise of any such remedy.

                  Without limiting the generality of the foregoing, nothing contained in this Article Twelve shall restrict the right of the Trustee or the Holders of Securities to take any action to declare the Securities to be due and payable prior to their stated maturity pursuant to Section 6.01 or to pursue any rights or remedies hereunder; provided, however, that all Guarantor Senior Indebtedness of any Guarantor then due and payable shall first be paid in full before the Holders of the Securities or the Trustee are entitled to receive any direct or indirect payment from such Guarantor of principal of, premium, if any, or interest on the Securities pursuant to such Guarantor's Guaranty.

SECTION 12.06. Notice to Trustee.

                  The Company and each Guarantor shall give prompt written notice to the Trustee of any fact known to the Company or such Guarantor that would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Twelve. The Trustee shall not be charged with knowledge of the existence of any event of default with respect to any Guarantor Senior Indebtedness or of any other facts that would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company or such Guarantor, or by a holder of Guarantor Senior Indebtedness or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided that if the Trustee shall not have received the notice provided for in this Section 12.06 at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Security), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from any Guarantor and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after such prior date. Nothing contained in this Section 12.06 shall limit the right of the holders of Guarantor Senior Indebtedness to recover payments as contemplated by Section
12.02 or 12.03. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person purporting to be a holder of any Guarantor Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Guarantor Senior Indebtedness or a trustee or representative on behalf of any such holder.

                  In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Twelve, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 12.07. Reliance on Judicial Order or Certificate of Liquidating Agent.

                  Upon any payment or distribution of assets or securities of a Guarantor referred to in this Article Twelve, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Guarantor Senior Indebtedness of such Guarantor and other indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.

SECTION 12.08. Trustee's Relation to Guarantor Senior Indebtedness.

                  The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Twelve with respect to any Guarantor Senior Indebtedness that may at any time be held by it in its individual or any other capacity to the same extent as any other holder of

Guarantor Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

                  With respect to the holders of Guarantor Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Twelve, and no implied covenants or obligations with respect to the holders of Guarantor Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness (except as provided in Sections 12.02(b) and 12.03(b)). The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other person cash, property or securities to which any holders of Guarantor Senior Indebtedness shall be entitled by virtue of this Article Twelve or otherwise.

SECTION 12.09. Subordination Rights Not Impaired by Acts or Omissions of the
               Guarantors or Holders of Guarantor Senior Indebtedness.

                  No right of any present or future holders of any Guarantor Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Guarantor with the terms of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with. The provisions of this Article Twelve are intended to be for the benefit of, and shall be enforceable directly by, the holders of Guarantor Senior Indebtedness.

SECTION 12.10. Securityholders Authorize Trustee To Effectuate Subordination of
               Guaranty.

                  Each Holder of Securities by its acceptance of such Securities authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Twelve, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of such Guarantor, the filing of a claim for the unpaid balance of its or his Securities in the form required in those proceedings.

SECTION 12.11. This Article Not To Prevent Events of Default.

                  The failure to make a payment on account of principal of, premium, if any, or interest on the Securities by reason of any provision of this Article Twelve shall not be construed as preventing the occurrence of an Event of Default specified in clauses (1) or (2) of Section 6.01.

SECTION 12.12. Trustee's Compensation Not Prejudiced.

                  Nothing in this Article Twelve shall apply to amounts due to the Trustee pursuant to other sections in this Indenture.

SECTION 12.13. No Waiver of Guaranty Subordination Provisions.

                  Without in any way limiting the generality of Section 12.09, the holders of Guarantor Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders of the Securities to the holders of Guarantor Senior Indebtedness, do any one or more of the following:
(a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Indebtedness or any instrument evidencing the same or any agreement under which Guarantor Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Indebtedness; (c) release any Person liable in any manner for the collection of Guarantor Senior Indebtedness; and (d) exercise or refrain from exercising any rights against any Guarantor and any other Person.

SECTION 12.14. Payments May Be Paid Prior to Dissolution.

                  Nothing contained in this Article Twelve or elsewhere in this Indenture shall prevent (i) a Guarantor, except under the conditions described in Section 12.02, from making payments of principal of, premium, if any, and interest on the Securities, or from depositing with the Trustee any moneys for such payments or from effecting a termination of the Issuers' and the Guarantors' obligations under the Securities and this Indenture as provided in Article Nine, or (ii) the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of, premium, if any, and interest on the Securities, to the holders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in
Section 12.02 or in Section 12.06. A Guarantor shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of such Guarantor.


                                  ARTICLE XIII.

                                  MISCELLANEOUS

SECTION 13.01. Trust Indenture Act Controls.

                  This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this

Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

                  The provisions of TIA ss.ss. 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 13.02. Notices.

                  Any notice or communication shall be sufficiently given if in writing and delivered in person, by facsimile and confirmed by first-class mail, or mailed by first-class mail addressed as follows:

                  if to the Issuers or to the Guarantors:

                  Digital Television Services, LLC
                  Building C-200
                  880 Holcomb Bridge Road
                  Roswell, Georgia  30076

                  Attention:  Chief Financial Officer

                  Facsimile:  (770) 645-9586
                  Telephone:  (770) 645-4440

                  with a copy to:

                  Nelson Mullins Riley & Scarborough, LLP
                  100 North Tryon Street
                  Suite 3350
                  NationsBank Corporate Center
                  Charlotte, North Carolina  28202

                  Attention:  H. Bryan Ives III

                  Facsimile:  (704) 377-4814
                  Telephone:  (704) 417-3000
                  if to the Trustee:

                  The Bank of New York
                  101 Barclay Street, Floor 21 West
                  New York, New York  10286

                  Attention:  Corporate Trust Trustee Administration

                  Facsimile:  (212) 815-5915
                  Telephone:  (212) 815-5092

                  The Issuers or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  When notice is sent by facsimile, notice is effective upon confirmation of receipt, provided that a duplicate copy of such notice is promptly given by first-class mail. Any notice given by facsimile shall be deemed to have been received on the next business day if it is received after 5:00 p.m. (recipient's time) or on a nonbusiness day.

                  Any notice or communication mailed, first-class, postage prepaid, to a Holder including any notice delivered in connection with TIA ss. 310(b), TIA ss. 313(c), TIA ss. 314(a) and TIA ss. 315(b), shall be mailed to such Holder at such Holder's address as set forth on the Security Register and shall be sufficiently given to such Holder if so mailed within the time prescribed. To the extent required by the TIA, any notice or communication shall also be mailed to any Person described in TIA ss. 313(c).

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 13.03. Communications by Holders with Other Holders.

                  Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Issuers, the Trustee, the Registrar and any other person shall have the protection of TIA ss. 312(c).

SECTION 13.04. Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

                  (1) an Officers' Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.05. Statements Required in Certificate or Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such person, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 13.06. Rules by Trustee, Paying Agent, Registrar.

                  The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 13.07. Governing Law.

                  The laws of the State of New York shall govern this Indenture, the Securities and the Guaranties without regard to principles of conflicts of law.

SECTION 13.08. No Recourse Against Others.

                  No director, officer, employee, incorporator, manager or stockholder, as such, of either Issuer or any of its Affiliates, as such, shall have any liability for any obligations of such Issuer or any of its Affiliates under the Securities, any Guaranty or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability.

SECTION 13.09. Successors.

                  All agreements of each Issuer in this Indenture and the Securities shall bind its successor. All agreements of each Guarantor in this Indenture and such Guarantor's Guaranty shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 13.10. Counterpart Originals.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.11. Severability.

                  In case any provision in this Indenture, in the Securities or in the Guaranties shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

SECTION 13.12. No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.13. Legal Holidays.

                  If a payment date is a not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue for the intervening period.


                                   ARTICLE XIV

                             COLLATERAL AND SECURITY

SECTION 14.01. Interest Escrow Agreement.

                  On the Issue Date, the Issuers shall (i) enter into the Interest Escrow Agreement and comply with the terms and provisions thereof and
(ii) deposit into the Interest Escrow Account such amount as will be sufficient to provide for payment in full of the first four scheduled interest payments due on the Securities. On the first date on which such amount is invested in Marketable Securities, such Marketable Securities shall be in an amount sufficient upon receipt of scheduled interest and/or principal payments of such Collateral, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to provide for payment in full of the first four scheduled interest payments due on the securities. The Issuers shall grant a first priority security interest in the Collateral to the Trustee for the benefit of the Holders and the Collateral shall be held by the Trustee in the Interest Escrow Account pending disposition pursuant to the Interest Escrow Agreement.

                  In the event the Registered Exchange Offer is not consummated and the Registration Statement is not declared effective on or prior to the Filing Date (as defined in the Registration Rights Agreement), and the interest rate on the Securities is increased as required by the Registration Rights Agreement, the Issuers shall purchase and deliver to the Trustee additional Collateral in such amount as will be sufficient upon receipt of scheduled interest and/or principal payments of all Collateral thereafter held in the Interest Escrow Account, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to provide payment for the first four scheduled interest payments due on the Securities (assuming the Additional Interest remains in effect for the entire period). The additional Collateral shall be subject to the security interest granted by the Issuers to the Trustee for the benefit of the Holders and shall be held by the Trustee in the Interest Escrow Account.

                  Each Holder, by its acceptance of a Security, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of the Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms, and authorizes and directs the Trustee to enter into the Collateral Documents and to perform its respective obligations and exercise its respective rights thereunder in accordance therewith. The Issuers will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purposes herein expressed. The Issuers shall take, or shall cause to be taken, upon request of the Trustee, any and all actions reasonably required to cause the Collateral Documents to create and maintain, as security for the obligations of the Issuers under this Indenture and the Securities, valid and enforceable first priority liens in and on all the Collateral, in favor of the Trustee, superior to and prior to the rights of third Persons and subject to no other Liens.

SECTION 14.02. Recording and Opinions.

                  (a) The Issuers shall furnish to the Trustee simultaneously with the execution and delivery of this Indenture an Opinion of Counsel either
(i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Lien intended to be created by the Security Agreement and reciting the details of such action, except for the filing of any necessary UCC-1 financing statements, or (ii) stating that in the opinion of such counsel no such action is necessary to make such Lien effective.

                  (b) The Issuers shall furnish to the Escrow Agent and the Trustee on July 30, 1997 (unless on such date the balance of the Interest Escrow Account shall be zero) an Opinion of Counsel, dated as of such date, either (i) stating that, except for the filing of any necessary UCC-1 financing statements,
(A) in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as are necessary to maintain the Lien of the Security Agreement and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given and (B) based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Securities and the Trustee hereunder and under each of the Collateral Documents with respect to the security interests in the Collateral or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

SECTION 14.03. Release of Collateral.

                  (a) Subject to subsections (b), (c) and (d) of this Section 14.03, Collateral may be released from the Lien and security interest created by the Security Agreement only in accordance with the provisions of the Security Agreement or the Interest Escrow Agreement.

                  (b) Except to the extent that any Lien on proceeds of Collateral is automatically released by operation of Section 9-306 of the Uniform Commercial Code or other similar law, no Collateral shall be released from the Lien and security interest created by the Security Agreement pursuant to the provisions of the Security Agreement, other than to the Holders pursuant to the terms thereof or otherwise pursuant to the Interest Escrow Agreement, unless there shall have been delivered to the Trustee the certificate required by Section 14.03(d) and Section 14.04.

                  (c) At any time when an Event of Default shall have occurred and be continuing and the maturity of the Securities shall have been accelerated (whether by declaration or otherwise), no Collateral shall be released pursuant to the provisions of the Security Agreement, and no release of Collateral in contravention of this Section 14.03(c) shall be effective as against the Holders of Securities, except for the disbursement of all Available Funds (as defined in the Interest Escrow Agreement) and other Collateral to the Trustee pursuant to
Section 6(a) of the Interest Escrow Agreement.

                  (d) The release of any Collateral from the Liens and security interests created by this Indenture and the Security Agreement shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms hereof or pursuant to the terms of the Collateral Documents. To the extent applicable, the Issuers shall cause TIA Section 314(d) relating to the release of property or securities from the Lien and security interest of the Security Agreement to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of each of the Issuers except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

SECTION 14.04. Certificates of the Company.

                  The Issuers shall furnish to the Trustee, prior to any proposed release of Collateral other than pursuant to the express terms of the Interest Escrow Agreement, (i) all documents required by TIA Section 314(d) and (ii) an Opinion of Counsel, which may be rendered by internal counsel to either of the Issuers, to the effect that such accompanying documents constitute all documents required by TIA Section 314(d). The Trustee may, to the extent permitted by Section 7.01 and Section 7.02, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

SECTION 14.05. Authorization of Actions to Be Taken by the Trustee Under the
               Interest Escrow Agreement and Security Agreement.

                  Subject to the provisions of Section 7.01 and Section 7.02, the Trustee may, without the consent of the Holders of Securities, on behalf of the Holders of Securities, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of each of the Collateral Documents and
(b) collect and receive any and all amounts payable in respect of the obligations of the Issuers hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of either of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Securities in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Securities or of the Trustee).

SECTION 14.06. Authorization of Receipt of Funds by the Trustee Under the
               Interest Escrow Agreement.

                  The Trustee is authorized to receive any funds for the benefit of the Holders of Securities disbursed under the Interest Escrow Agreement, and to make further distributions of such funds to the Holders of Securities according to the provisions of this Indenture.

SECTION 14.07. Termination of Security Interest.

                  Upon the earliest to occur of (i) the date upon which the balance in the Interest Escrow Account shall have been reduced to zero, (ii) legal defeasance pursuant to Section 9.02, (iii) covenant defeasance pursuant to
Section 9.03 and (iv) the date upon which the first four semiannual Interest Payments have been made, the Trustee shall, at the written request of each of the Issuers, release the Liens pursuant to this Indenture, the Collateral Documents upon the Company's compliance with the provisions of the TIA pertaining to release of collateral.

                            [Signature Pages Follow]

                                   SIGNATURES

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.


                                        DIGITAL TELEVISION SERVICES, LLC

                                        DIGITAL TELEVISION SERVICES OF
                                        CALIFORNIA, LLC

                                        DIGITAL TELEVISION SERVICES OF
                                        COLORADO, LLC

                                        DIGITAL TELEVISION SERVICES OF
                                        GEORGIA, LLC

                                        DIGITAL TELEVISION SERVICES OF
                                        KANSAS, LLC

                                        DIGITAL TELEVISION SERVICES OF
                                        KENTUCKY, LLC

                                        DIGITAL TELEVISION SERVICES OF NEW
                                        MEXICO, LLC

                                        DIGITAL TELEVISION SERVICES OF NEW
                                        YORK I, LLC

                                        DIGITAL TELEVISION SERVICES OF SOUTH
                                        CAROLINA I, LLC

                                        DIGITAL TELEVISION SERVICES OF
                                        VERMONT, LLC


                                        By: DTS Management, LLC,
                                            their Manager


                                            By:  /s/
                                                 ------------------------------
                                                 Name:
                                                 Title:

                                        DTS MANAGEMENT, LLC


                                        By:  /s/
                                           ---------------------------------
                                             Name:
                                             Title:


                                        SPACENET, INC.


                                        By:  /s/
                                           ---------------------------------
                                             Name:
                                             Title:


                                        DTS CAPITAL, INC.


                                        By:  /s/
                                           ---------------------------------
                                             Name:
                                             Title:


                                        THE BANK OF NEW YORK, as Trustee


                                        By:  /s/
                                           ---------------------------------
                                             Name:
                                             Title:

                                                                 EXHIBIT A

                           [FORM OF SERIES A SECURITY]

         THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(A) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST),
(2) TO THE ISSUERS OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

                        DIGITAL TELEVISION SERVICES, LLC
                                DTS CAPITAL, INC.
                        12 1/2% Senior Subordinated Note
                          due August 1, 2007, Series A

                                                             CUSIP No.:

No. 1                                                                    $

         DIGITAL TELEVISION SERVICES, LLC, a Delaware limited liability company (the "Company"), and DTS CAPITAL, INC., a Delaware corporation (collectively, the "Issuers", which term includes any successor corporation to either Issuer), for value received promises to pay to ___________ or registered assigns, the principal sum of ____________ Dollars on August 1, 2007.

         Interest Payment Dates: August 1 and February 1, commencing on February 1, 1998.

         Interest Record Dates: July 15 and January 15

         Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Issuers have caused this Security to be signed manually or by facsimile by their respective duly authorized officers.

                                            DIGITAL TELEVISION SERVICES, LLC

                                            By: DTS Management, LLC,
                                                     its manager



                                            By:
                                               ------------------------------
                                               Name:
                                               Title:


                                            DTS CAPITAL, INC.



                                            By:
                                               ------------------------------
                                               Name:
                                               Title:


Attest:
       ----------------------------
       Name:
       Title:




Attest:
       ----------------------------
       Name:
       Title:

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                  This is one of the 12 1/2% Senior Subordinated Notes due 2007, Series A, described in the within-mentioned Indenture.

Dated:

                                                 The Bank of New York,
                                                  as Trustee


                                                 By:
                                                    ---------------------------
                                                       Authorized Signatory

                              (REVERSE OF SECURITY)

                        DIGITAL TELEVISION SERVICES, LLC
                                DTS CAPITAL, INC.
                        12 1/2% Senior Subordinated Note
                          due August 1, 2007, Series A


1. Interest.

                  DIGITAL TELEVISION SERVICES, LLC, a Delaware limited liability company (the "Company"), and DTS CAPITAL, INC., a Delaware corporation ("Capital," and together with the Company, the "Issuers"), jointly and severally promise to pay interest on the principal amount of this Security at the rate per annum shown above. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 30, 1997. The Issuers will pay interest semi-annually in arrears on each Interest Payment Date, commencing on February 1, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  The Issuers shall pay interest on overdue principal from time to time on demand at the rate borne by the Securities and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2. Method of Payment.

                  The Issuers shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange after such Interest Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuers shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Issuers may pay principal and interest by wire transfer of Federal funds (provided that the Paying Agent shall have received wire instructions on or prior to the relevant Interest Record Date), or interest by check payable in such U.S. Legal Tender. The Issuers may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3. Paying Agent and Registrar.

                  Initially, The Bank of New York (the "Trustee") will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to the Holders. Either of the Issuers or any of the Company's Subsidiaries may, subject to certain exceptions, act as Registrar.

4. Indenture and Guaranties.

                  The Issuers issued the Securities under an Indenture, dated as of July 30, 1997 (the "Indenture"), between the Issuers, certain Guarantors named therein and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general obligations of the Issuers limited in aggregate principal face amount to $155,000,000. Payment on each Security is guaranteed (each, a "Guaranty") on a senior subordinated basis, jointly and severally, by each Restricted Subsidiary (each, a "Guarantor") pursuant to Article Eleven and Article Twelve of the Indenture.

5. Optional Redemption.

                  The Securities will be redeemable at the option of the Issuers, in whole or in part, at any time or from time to time, on or after August 1, 2002 at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest (including Additional Interest, if any) thereon, if any, to the redemption date, if redeemed during the twelve-month period commencing on August 1 of the years set forth below:

          Year                             Percentage
          ----                             ----------
          2002                              106.250%
          2003                              104.167%
          2004                              102.083%
          2005 and thereafter               100.000%



6. Optional Redemption upon Certain Equity Issuances.

                  At any time, or from time to time, prior to August 1, 2000, the Issuers may, other than in any circumstance resulting in a Change of Control, redeem up to 35% of the originally issued principal amount of the Securities at a redemption price equal to 112.50% of the principal amount of the Securities so redeemed, plus accrued and unpaid interest (including Additional Interest, if any) thereon, if any, to the redemption date, with the net cash proceeds of (a) one or more Public Equity Offerings of common equity of the Company or (b) a sale or series of related sales of Qualified Equity Interests of the Company to Strategic Equity Investors, in any such case resulting in gross cash proceeds to the Company of at least $25.0 million in the aggregate; provided, however, that at least 65% of the originally issued principal amount of the Securities would remain outstanding immediately after giving effect to any such redemption (excluding any Securities owned by the Company or any of its Affiliates). Notice of any such redemption must be given within 90 days after the date of the consummation of such Public Equity Offering or such sale of Qualified Equity Interests.

7. Notice of Redemption.

                  Notice of redemption will be mailed to each Holder by first-class mail at least 30 days but not more than 60 days before the Redemption Date of Securities to be redeemed at such Holder's registered address; provided, however, that notice of redemption pursuant to paragraph 6 of this Security will be mailed to each Holder of Securities to be redeemed no later than 90 days following the consummation of the last Public Equity Offering or sale of Qualified Equity Interests of the Company to Strategic Equity Investors resulting in gross cash proceeds to the Company, when aggregated with all prior Public Equity Offerings and sales of Qualified Equity Interests of the Company to Strategic Equity Investors, of at least $25.0 million. In the event that less than all of the Securities are to be redeemed at any time pursuant to an optional redemption, selection of such Securities for redemption will be made by the Trustee in compliance with the requirements of the national securities exchange, if any, on which such Securities are listed or, if such Securities are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Securities of a principal amount of $1,000 or less shall be redeemed in part; provided further, however, that if a partial redemption is made with the proceeds of a Public Equity Offering or sale or series of related sales of Qualified Equity Interests of the Company to Strategic Equity Investors, selection of the Securities or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository), unless such method is otherwise prohibited.

                  If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption so long as the Issuers have deposited with the Paying Agent for the Securities funds in satisfaction of the redemption price pursuant to the Indenture.

8. Change of Control Offer.

                  Following the occurrence of a Change of Control, the Issuers will be required to offer to purchase all of the outstanding Securities at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest (including Additional Interest, if any) thereon, if any, to the Purchase Date.

9. Limitation on Disposition of Assets.

                  In connection with the disposition of assets of the Company or its Restricted Subsidiaries, the Issuers are, subject to certain conditions, obligated to make an offer to purchase Securities at a purchase price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest (including Additional Interest, if any) thereon, if any, to the Purchase Date.

10. Denominations; Transfer; Exchange.

                  The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

11. Persons Deemed Owners.

                  The registered Holder of a Security shall be treated as the owner of it for all purposes.

12. Unclaimed Funds.

                  If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Issuers at their written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

13. Legal Defeasance and Covenant Defeasance.

                  The Issuers and the Guarantors may be discharged from their obligations under the Indenture, the Securities and the Guaranties except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture, the Securities and the Guaranties, in each case upon satisfaction of certain conditions specified in the Indenture.

14. Amendment; Supplement; Waiver.

                  Subject to certain exceptions, the Indenture, the Securities and the Guaranties may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Securities and the Guaranties to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the Securities and Exchange Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

15. Restrictive Covenants.

                  The Indenture contains certain covenants that, among other things, limit the ability of the Company and the Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets, to engage in transactions with affiliates or certain other related persons or to engage in certain businesses. The limitations are subject to a number of important qualifications and exceptions. The Company must quarterly report to the Trustee on compliance with such limitations.

16. Defaults and Remedies.

                  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture, the Securities or the Guaranties except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Securities or the Guaranties unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

17. Trustee Dealings with Company.

                  The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

18. No Recourse Against Others.

                  No director, officer, employee, incorporator, manager, member or stockholder of either Issuer or any of their Affiliates, as such, shall have any liability for any obligations of such Issuer or any of its Affiliates under the Securities, any Guaranty or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability.

19. Authentication.

                  This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

20. Abbreviations and Defined Terms.

                  Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT
(= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), U/G/M/A
(= Uniform Gifts to Minors Act) and U/T/M/A (= Uniform Transfers to Minors Act).

21. CUSIP Numbers.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

22. Governing Law.

                  The laws of the State of New York shall govern the Indenture, this Security and any Guaranty thereof without regard to principles of conflicts of laws.

                                 ASSIGNMENT FORM

I or we assign and transfer this Security to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee or transferee)

--------------------------------------------------------------------------------
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint ____________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act in its stead.

Dated:                                Signed:
      --------------------------             ----------------------------------
                                             (Signed exactly as name appears on
                                             the other side of this Security)

Signature Guarantee:
                    ----------------------------------------
                     Participant in a recognized Signature
                     Guarantee Medallion Program (or other
                     signature guarantor program reasonably
                     acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Issuers pursuant to Section 4.05 or Section 4.14 of the Indenture, check the appropriate box:

Section 4.05 [      ]
Section 4.14 [      ]

                  If you want to elect to have only part of this Security purchased by the Issuers pursuant to Section 4.05 or Section 4.14 of the Indenture, state the amount: $__________

Dated:                         Your Signature:
      ----------------------                  ----------------------------------
                                              (Signed exactly as name appears on
                                              the other side of this Security)

Signature Guarantee:
                    ----------------------------------------
                      Participant in a recognized Signature
                      Guarantee Medallion Program (or other
                      signature guarantor program reasonably
                      acceptable to the Trustee)

                                                                   EXHIBIT B


                           (FORM OF SERIES B SECURITY)

                        DIGITAL TELEVISION SERVICES, LLC
                                DTS CAPITAL, INC.
                        12 1/2% Senior Subordinated Note
                          due August 1, 2007, Series B

                                                           CUSIP No.:

No.                                                                   $

                  DIGITAL TELEVISION SERVICES, LLC, a Delaware limited liability company (the "Company"), and DTS CAPITAL, INC., a Delaware corporation (collectively, the "Issuers", which term includes any successor corporation to either Issuer), for value received promises to pay to ____________ or registered assigns, the principal sum of _______________ Dollars on August 1, 2007.

                  Interest Payment Dates: August 1 and February 1, commencing on February 1, 1998.

                  Interest Record Dates:  July 15 and January 15

                  Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Issuers have caused this Security to be signed manually or by facsimile by their respective duly authorized officers.

                                        DIGITAL TELEVISION SERVICES, LLC

                                        By:  DTS Management, LLC,
                                                its manager


                                        By:
                                           ---------------------------------
                                           Name:
                                           Title:


                                        DTS CAPITAL, INC.


                                        By:
                                           ---------------------------------
                                           Name:
                                           Title:


Attest:
       -------------------------------
       Name:
       Title:


Attest:
       -------------------------------
       Name:
       Title:

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                  This is one of the 12 1/2% Senior Subordinated Notes due 2007, Series B, described in the within-mentioned Indenture.

Dated:

                                          The Bank of New York,
                                           as Trustee


                                          By:
                                             ------------------------------
                                                  Authorized Signatory

                              (REVERSE OF SECURITY)

                        DIGITAL TELEVISION SERVICES, LLC
                                DTS CAPITAL, INC.
                        12 1/2% Senior Subordinated Note
                          due August 1, 2007, Series B

1. Interest.

                  DIGITAL TELEVISION SERVICES, LLC, a Delaware limited liability company (the "Company"), and DTS CAPITAL, INC., a Delaware corporation ("Capital," and together with the Company, the "Issuers"), jointly and severally promise to pay interest on the principal amount of this Security at the rate per annum shown above. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 30, 1997. The Issuers will pay interest semi-annually in arrears on each Interest Payment Date, commencing on February 1, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  The Issuers shall pay interest on overdue principal from time to time on demand at the rate borne by the Securities and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2. Method of Payment.

                  The Issuers shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange after such Interest Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuers shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Issuers may pay principal and interest by wire transfer of Federal funds (provided that the Paying Agent shall have received wire instructions on or prior to the relevant Interest Record Date), or interest by check payable in such U.S. Legal Tender. The Issuers may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3. Paying Agent and Registrar.

                  Initially, The Bank of New York (the "Trustee") will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to the Holders. Either of the Issuers or any of the Company's Subsidiaries may, subject to certain exceptions, act as Registrar.

4. Indenture and Guaranties.

                  The Issuers issued the Securities under an Indenture, dated as of July 30, 1997 (the "Indenture"), between the Issuers, certain Guarantors named therein and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general obligations of the Issuers limited in aggregate principal face amount to $155,000,000. Payment on each Security is guaranteed (each, a "Guaranty") on a senior subordinated basis, jointly and severally, by each Restricted Subsidiary (each, a "Guarantor") pursuant to Article Eleven and Article Twelve of the Indenture.

5. Optional Redemption.

                  The Securities will be redeemable at the option of the Issuers, in whole or in part, at any time or from time to time, on or after August 1, 2002 at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest (including Additional Interest, if any) thereon, if any, to the redemption date, if redeemed during the twelve-month period commencing on August 1 of the years set forth below:

          Year                             Percentage
          ----                             ----------
          2002                              106.250%
          2003                              104.167%
          2004                              102.083%
          2005 and thereafter               100.000%



6. Optional Redemption upon Certain Equity Issuances.

                  At any time, or from time to time, prior to August 1, 2000, the Issuers may, other than in any circumstance resulting in a Change of Control, redeem up to 35% of the originally issued principal amount of the Securities at a redemption price equal to 112.50% of the principal amount of the Securities so redeemed, plus accrued and unpaid interest (including Additional Interest, if any) thereon, if any, to the redemption date, with the net cash proceeds of (a) one or more Public Equity Offerings of common equity of the Company or (b) a sale or series of related sales of Qualified Equity Interests of the Company to Strategic Equity Investors, in any such case resulting in gross cash proceeds to the Company of at least $25.0 million in the aggregate; provided, however, that at least 65% of the originally issued principal amount of the Securities would remain outstanding immediately after giving effect to any such redemption (excluding any Securities owned by the Company or any of its Affiliates). Notice of any such redemption must be given within 90 days after the date of the consummation of such Public Equity Offering or such sale of Qualified Equity Interests.

7. Notice of Redemption.

                  Notice of redemption will be mailed to each Holder by first-class mail at least 30 days but not more than 60 days before the Redemption Date of Securities to be redeemed at such Holder's registered address; provided, however, that notice of redemption pursuant to paragraph 6 of this Security will be mailed to each Holder of Securities to be redeemed no later than 90 days following the consummation of the last Public Equity Offering or sale of Qualified Equity Interests of the Company to Strategic Equity Investors resulting in gross cash proceeds to the Company, when aggregated with all prior Public Equity Offerings and sales of Qualified Equity Interests of the Company to Strategic Equity Investors, of at least $25.0 million. In the event that less than all of the Securities are to be redeemed at any time pursuant to an optional redemption, selection of such Securities for redemption will be made by the Trustee in compliance with the requirements of the national securities exchange, if any, on which such Securities are listed or, if such Securities are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Securities of a principal amount of $1,000 or less shall be redeemed in part; provided further, however, that if a partial redemption is made with the proceeds of a Public Equity Offering or sale or series of related sales of Qualified Equity Interests of the Company to Strategic Equity Investors, selection of the Securities or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository), unless such method is otherwise prohibited.

                  If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption so long as the Issuers have deposited with the Paying Agent for the Securities funds in satisfaction of the redemption price pursuant to the Indenture.

8. Change of Control Offer.

                  Following the occurrence of a Change of Control, the Issuers will be required to offer to purchase all of the outstanding Securities at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest (including Additional Interest, if any) thereon, if any, to the Purchase Date.

9. Limitation on Disposition of Assets.

                  In connection with the disposition of assets of the Company or its Restricted Subsidiaries, the Issuers are, subject to certain conditions, obligated to make an offer to purchase Securities at a purchase price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest (including Additional Interest, if any) thereon, if any, to the Purchase Date.

10. Denominations; Transfer; Exchange.

                  The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

11. Persons Deemed Owners.

                  The registered Holder of a Security shall be treated as the owner of it for all purposes.

12. Unclaimed Funds.

                  If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Issuers at their written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

13. Legal Defeasance and Covenant Defeasance.

                  The Issuers and the Guarantors may be discharged from their obligations under the Indenture, the Securities and the Guaranties except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture, the Securities and the Guaranties, in each case upon satisfaction of certain conditions specified in the Indenture.

14. Amendment; Supplement; Waiver.

                  Subject to certain exceptions, the Indenture, the Securities and the Guaranties may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Securities and the Guaranties to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the Securities and Exchange Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

15. Restrictive Covenants.

                  The Indenture contains certain covenants that, among other things, limit the ability of the Company and the Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets, to engage in transactions with affiliates or certain other related persons or to engage in certain businesses. The limitations are subject to a number of important qualifications and exceptions. The Company must quarterly report to the Trustee on compliance with such limitations.

16. Defaults and Remedies.

                  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture, the Escrow Agreement, the Securities or the Guaranties except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Escrow Agreement, the Securities or the Guaranties unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

17. Trustee Dealings with Company.

                  The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

18. No Recourse Against Others.

                  No director, officer, employee, incorporator, manager, member or stockholder of either Issuer or any of their Affiliates, as such, shall have any liability for any obligations of such Issuer or any of its Affiliates under the Securities, any Guaranty or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability.

19. Authentication.

                  This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

20. Abbreviations and Defined Terms.

                  Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT
(= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), U/G/M/A
(= Uniform Gifts to Minors Act) and U/T/M/A (= Uniform Transfers to Minors Act).

21. CUSIP Numbers.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

22. Governing Law.

                  The laws of the State of New York shall govern the Indenture, this Security and any Guaranty thereof without regard to principles of conflicts of laws.

                                 ASSIGNMENT FORM

I or we assign and transfer this Security to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee or transferee)

--------------------------------------------------------------------------------
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint __________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act in its stead.

Dated:                         Signed:
      ---------------------           ----------------------------------
                                      (Signed exactly as name appears on
                                      the other side of this Security)

Signature Guarantee:
                    --------------------------------------

                      Participant in a recognized Signature
                      Guarantee Medallion Program (or other
                      signature guarantor program reasonably
                      acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Issuers pursuant to Section 4.05 or Section 4.14 of the Indenture, check the appropriate box:

Section 4.05 [      ]
Section 4.14 [      ]

                  If you want to elect to have only part of this Security purchased by the Issuers pursuant to Section 4.05 or Section 4.14 of the Indenture, state the amount: $___________

Dated:                        Your Signature:
      -----------------                      ----------------------------------
                                             (Signed exactly as name appears on
                                             the other side of this Security)

Signature Guarantee:
                    --------------------------------------------
                     Participant in a recognized Signature
                     Guarantee Medallion Program (or other
                     signature guarantor program reasonably
                     acceptable to the Trustee)

                                                                 EXHIBIT C

                      FORM OF LEGEND FOR GLOBAL SECURITIES

                  Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

                     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING
            OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
            REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                 EXHIBIT D

                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE

                    OR REGISTRATION OF TRANSFER OF SECURITIES

                  Re: 12 1/2% Senior Subordinated Notes due 2007, Series A and 12 1/2% Senior Subordinated Notes due 2007, Series B (the "Securities"), of Digital Television Services, LLC and DTS Capital, Inc.


                  This Certificate relates to $____________ principal amount of Securities held in the form of* ____ a beneficial interest in a Global Security or* ____ Physical Securities by ________________________________ (the
"Transferor").

The Transferor:*

         [ ] has requested by written order that the Registrar deliver in exchange for its beneficial interest in the Global Security held by the Depository a Physical Security or Physical Securities in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

         [ ] has requested by written order that the Registrar exchange or register the transfer of a Physical Security or Physical Securities.

             In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Securities and the restrictions on transfers thereof as provided in Section 2.06 of such Indenture, and that the transfer of such Security does not require registration under the Securities Act of 1933, as amended (the "Act"), because*:

         [ ] Such Security is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.16 of the Indenture).

         [ ] Such Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Act), in reliance on Rule 144A.

         [ ] Such Security is being transferred to an institutional "accredited investor" (within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Act).

         [ ] Such Security is being transferred in reliance on Regulation S under the Act.

         [ ] Such Security is being transferred in reliance on Rule 144 under the Act.

         [ ] Such Security is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Act other than Rule 144A or Rule 144 or Regulation S under the Act to a person other than an institutional "accredited investor."

                                             ---------------------------------
                                             [INSERT NAME OF TRANSFEROR]

                                             By:
                                                ------------------------------
                                                   [Authorized Signatory]

Date:
     ----------------------

*Check applicable box.

                                                                 EXHIBIT E

                            Form of Certificate To Be
                          Delivered in Connection with
                 Transfers to Institutional Accredited Investors


                                                         ---------------, ----
                                                         [Date]
[Trustee's Name and Address]

Attention:  Corporate Trust Administration

                  Re: Digital Television Services, LLC and DTS Capital, Inc. (the "Issuers") Indenture (the "Indenture") relating to 12 1/2% Senior Subordinated Notes due 2007, Series A, or 12 1/2% Senior Subordinated Notes due 2007, Series B

Ladies and Gentlemen:

                  In connection with our proposed purchase of 12 1/2% Senior Subordinated Notes due 2007, Series A, or 12 1/2% Senior Subordinated Notes due 2007, Series B (the "Securities"), of the Issuers, we confirm that:

                  1. We have received such information as we deem necessary in order to make our investment decision.

                  2. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

                  3. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we sell any Securities, we will do so only (A) to the Issuers or any subsidiary of either Issuer, (B) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee a signed letter substantially in the form hereof, (D) outside the United States in accordance with Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

                  4. We understand that, on any proposed resale of Securities, we will be required to furnish to the Trustee and the Issuers such certification, legal opinions and other information as the Trustee and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

                  5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

                  6. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                          Very truly yours,

                                          [Name of Transferee]


                                          By:
                                             ---------------------------------
                                                 [Authorized Signatory]

                                                                 EXHIBIT F

                            Form of Certificate To Be
                             Delivered in Connection
                           with Regulation S Transfers


                                                        ---------------, ----
                                                        [Date]
[Trustee's Name and Address]

Attention:  Corporate Trust Administration

                  Re: Digital Television Services, LLC and DTS Capital, Inc. (the "Issuers") 12 1/2% Senior Subordinated Notes due 2007, Series A, and 12 1/2% Senior Subordinated Notes due 2007, Series B (the "Securities")

Ladies and Gentlemen:

                  In connection with our proposed sale of $____________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (1) the offer of the Securities was not made to a person in the United States;

                  (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or
(b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (5) we have advised the transferee of the transfer restrictions applicable to the Securities.

                  You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S.

                                          Very truly yours,

                                          [Name of Transferor]


                                          By:
                                             -------------------------------
                                                [Authorized Signatory]

                                       F-2